MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this “Lease”) is made as of December 14, 2022 (the “Effective Date”), by and between Tenet Equity Funding SPE Gainesville, LLC, a Delaware limited liability company (“Lessor”), whose address is 7332 E. Butherus Drive, Suite 100, Scottsdale, Arizona 85260, and SOCIETAL CDMO GAINESVILLE, LLC, a Massachusetts limited liability company (“Lessee”), whose address is 1300 Gould Drive, Gainesville, Georgia 30504.

The terms contained in this Lease shall apply to and be effective as of the Effective Date, without novation, replacement or substitution of this Lease, and the leasehold estate of Lessee shall mean the leasehold estate commencing under this Lease.

In consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree to the terms and provisions set forth in this Lease.

Basic Lease Terms

Adjustment Date.	December 1, 2023 and annually thereafter during the Lease Term (including any Extension Term).
Base Annual Rental.	Initially $3,510,000.00, as described in Article III.
Extension Options.	Four (4) extension(s) of ten (10) year(s) each, as described in Section 2.02.
Guarantor.	Societal CDMO, Inc., a Pennsylvania corporation.
Initial Term Expiration Date.	December 31, 2042.
Lessee Tax Identification No.	04-3903487.
Lessor Tax Identification No.	87-333144.
Properties.	The street addresses and legal descriptions of the Properties are set forth on Exhibit A attached hereto and incorporated herein.
Rental Adjustment.

Upon the first anniversary of the Effective Date, at the greater of: (a) 3.00% or (b) the change in the Price Index, not to exceed 5.00%

Thereafter, on each successive anniversary of the Effective Date, a 3.00% annual increase.

Term Expiration Date (if fully extended).	December 31, 2082

DEFINED TERMS

The following terms shall have the following meanings for all purposes of this Lease:

“Additional Rental” has the meaning set forth in Section 3.03.

“Adjustment Date” has the meaning set forth in the Basic Lease Terms.

“Affiliate” means any Person which directly or indirectly controls, is under common control with or is controlled by any other Person. For purposes of this definition, “controls,” “under common control with,” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Anti-Money Laundering Laws” means all applicable Laws, regulations and government guidance on the prevention and detection of money laundering, including, without limitation, (a) 18 U.S.C. §§ 1956 and 1957; and (b) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and its implementing regulations, 31 CFR Part 103.

“Base Annual Rental” has the meaning set forth in the Basic Lease Terms.

“Base Monthly Rental” means an amount equal to 1/12 of the applicable Base Annual Rental.

“Business Day” means any weekday other than a day on which banks located in New York, New York are required or authorized to remain closed.

“Casualty” means any loss of or damage to any property included within or related to the Properties or arising from an adjoining property caused by an Act of God, fire, flood or other catastrophe.

“Capital Lease” shall mean all leases of any Properties, whether real, personal or mixed, by a Person, which leases would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person. The term Capital Lease shall not include any operating lease.

“CFCCR” means with respect to the twelve-month period of time immediately preceding the date of determination, the ratio calculated for such period of time of (i) EBITDAR to (ii) the sum of Operating Lease Expense and Interest Expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Condemnation” means a Taking.

“Costs” means all reasonable costs and expenses incurred by a Person, including, without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, brokerage fees, escrow fees, title insurance premiums, appraisal fees, stamp taxes, recording fees and transfer taxes or fees, as the circumstances require.

“Debt” shall mean with respect to a Person, and for the period of determination (i) indebtedness for borrowed money, (ii) subject to the limitation set forth in sub item (iv) below, obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases, and (iv) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, except for guaranty obligations of such Person, which, in conformity with GAAP, are not included on the balance sheet of such Person.

“Default Rate” means ten percent (10%) per annum or the highest rate permitted by Law, whichever is less.

“EBITDA” means for the twelve (12) month period ending on the date of determination, the sum of a Person’s net income (loss) for such period plus, in each case to the extent previously deducted in calculating net income (loss): (i) income taxes, (ii) principal and interest payments on all of its debt obligations (including any borrowings under short term credit facilities), (iii) all non-cash charges and expenses including depreciation and amortization, and (iv) Non-Recurring Items.

“EBITDAR” means the sum of a Person’s EBITDA and its total land and building rent for the preceding twelve (12) month period ending on the date of determination.

“Effective Date” has the meaning set forth in the introductory paragraph of this Lease.

“Environmental Laws” means federal, state and local Laws, ordinances, common law requirements and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees having the effect of Law in effect now or in the future and including all amendments, that relate to Hazardous Materials, Regulated Substances, USTs, and/or the protection of human health or the environment, or relating to liability for or Costs of Remediation or prevention of Releases, and apply to Lessee and/or the Properties expense.

“Environmental Liens” means any liens and other encumbrances imposed pursuant to any Environmental Law.

“Environmental Policy” means a pollution legal liability insurance policy issued by Environmental Insurer to Lessor and Lessor’s lender, which Environmental Policy shall be in form and substance reasonably satisfactory to Lessor.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Option” has the meaning set forth in Section 2.02.

“Extension Term” has the meaning set forth in Section 2.02.

“Force Majeure” has the meaning set forth in Section 15.01.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statement and pronouncement of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasigovernmental authority of the United States, any state or any political subdivision thereof with authority to adopt, modify, amend, interpret, give effect to or enforce any federal, state and local Laws, statutes, ordinances, rules or regulations, including common law, or to issue court orders.

“Guaranty” means the Unconditional Guaranty Agreement made by Societal CDMO, Inc., a Pennsylvania corporation, for the benefit of Lessor dated as of the date hereof.

“Hazardous Materials” includes: (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants, the presence of which causes any of the Properties to be in violation of any local, state or federal Law or regulation, or Environmental Law, or are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “contaminants,” “pollutants,” or words of similar import under any applicable local, state or federal Law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 5101, et seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; and (iv) regulations adopted and publications promulgated pursuant to the aforesaid Laws; (b) asbestos in any form which is friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) underground storage tanks; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

“Indemnified Parties” means Lessor and its members, managers, officers, directors, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor.

“Initial Term” has the meaning set forth in Section 2.01.

“Insolvency Event” means (a) a Person’s (i) failure to generally pay its debts as such debts become due; (ii) admitting in writing its inability to pay its debts generally; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against any Person (i) seeking to adjudicate it bankrupt or insolvent; (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any Person, either such proceeding shall remain undismissed for a period of one hundred eighty (180) days or any of the actions sought in such proceeding shall occur; or (c) any Person taking any corporate action to authorize any of the actions set forth above in this definition.

“Interest Expense” shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of a Person, as determined in accordance with GAAP.

“Law(s)” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted Governmental Authority, court or agency, now or hereafter enacted or in effect.

“Lease” has the meaning set forth in the introductory paragraph of this document.

“Lease Adjusted Leverage” means with respect to a Person, as of any applicable date, the sum of (i) ten (10) times such Person’s total land and building rent for the preceding twelve (12) month period ending on the date of determination, and (ii) the total current balance of such Person’s total debt obligations (including any borrowings under short term credit facilities and excluding any obligations associated with this Lease) on such date, divided by EBITDAR.

“Lease Rate” means a percentage equal to (a) the then-current Base Monthly Rental multiplied by twelve (12), divided by (b) the aggregate purchase price of all of the Properties paid by Lessor (or Lessor’s predecessor-in-interest).

“Lease Term” has the meaning described in Section 2.01.

“Legal Requirements” means the requirements of all present and future Laws (including, without limitation, Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Lessee or to any of the Properties, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Properties, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Properties.

“Lender” means any lender in connection with any loan secured by Lessor’s interest in any or all of the Properties, and any servicer of any loan secured by Lessor’s interest in any or all of the Properties.

“Lessee Entity” or “Lessee Entities” means individually or collectively, as the context may require, Lessee and all Affiliates thereof.

“Lessee’s Information” has the meaning set forth in Section 15.05(b).

“Lessor Entity” or “Lessor Entities” means individually or collectively, as the context may require, Lessor and all Affiliates of Lessor.

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, diminutions in value, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys’ fees and other Costs of defense), but in no event shall Losses include punitive, special or consequential damages; provided, however, if and to the extent that Lessor or Indemnified Parties shall be required to pay any amount in connection with the Property to any third party on account of punitive, special or consequential damages, then such amount shall be deemed to constitute actual damages incurred by such Person and the same shall be payable hereunder).

“Material Adverse Effect” means a material adverse effect on (a) any Property, including without limitation, the operation of any Property as a Permitted Facility and/or the value of any Property; (b) Lessee’s ability to perform its obligations under this Lease; (c) Lessor’s interests in any of the Properties, this Lease or the other Transaction Documents or (d) Guarantor’s ability to perform any and all obligations under the Guaranty.

“Monetary Obligations” means all Rental and all other sums payable, including without limitation, replenishment of the Security Deposit, or reimbursable by Lessee under this Lease to Lessor, to any third party on behalf of Lessor, or to any Indemnified Party.

“Mortgages” means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings executed by Lessor for the benefit of Lender with respect to any or all of the Properties, as such instruments may be amended, modified, restated or supplemented from time to time and any and all replacements or substitutions.

“Net Award” means (a) the entire award payable with respect to a Property by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise; or (b) the entire proceeds of any insurance required under Section 5.03(a)(i) payable with respect to a Property, as the case may be, and in either case, less any Costs incurred by Lessor or Lessee in collecting such award or proceeds.

“Non-Recurring Items” shall mean with respect to a Person, items of the sum (whether positive or negative) of revenue minus expenses that are unusual in nature, occur infrequently and are not representative of the ongoing or future earnings or expenses of such Person, including any losses in such period resulting from any disposition outside of the ordinary course of business, including any net loss from discontinued operations.

“OFAC Laws” means Executive Order 13224 issued by the President of the United States, and all regulations promulgated thereunder, including, without limitation, the Terrorism Sanctions Regulations (31 CFR Part 595), the Terrorism List Governments Sanctions Regulations (31 CFR Part 596), the Foreign Terrorist Organizations Sanctions Regulations (31 CFR Part 597), and the Cuban Assets Control Regulations (31 CFR Part 515), and all other present and future federal, state and local Laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including without limitation, the U.S. Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as supplemented, amended or modified from time to time after the Effective Date, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar Laws, ordinances, regulations, policies or requirements of other states or localities.

“Operating Lease Expense” shall mean the sum of all payments and expenses incurred by a Person, under any operating leases during the period of determination, as determined in accordance with GAAP.

“Partial Condemnation” has the meaning set forth in Section 10.03.

“Permitted Amounts” shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination of forms which does not constitute a violation of any Environmental Laws.

“Permitted Facility” or “Permitted Facilities” or “Permitted Use” means a pharmaceutical services, development, and manufacturing facility, all related purposes such as ingress, egress and parking, and uses incidental thereto.

“Permitted Use” has the meaning set forth in Section 7.01.

“Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Personalty” means any and all “goods” (excluding “inventory,” and including, without limitation, all “equipment,” “fixtures,” appliances and furniture (as “goods,” “inventory,” “equipment” and “fixtures” are defined in the applicable Uniform Commercial Code then in effect in the applicable jurisdiction)) from time to time situated on or used in connection with any of the Properties, whether now owned or held or hereafter arising or acquired, together with all replacements and substitutions therefore.

“Price Index” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 1982, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency. In the event that the Price Index ceases to be published, its successor index measuring cost of living as published by the same Governmental Authority which published the Price Index shall be substituted and any necessary reasonable adjustments shall be made by Lessor and Lessee in order to carry out the intent of Section 3.02. In the event there is no successor index measuring cost of living, Lessor shall reasonably select a comparable price index measuring cost of living that will constitute a reasonable substitute for the Price Index.

“Property” or “Properties” means those parcels of real estate legally described on Exhibit A attached hereto, all rights, privileges, and appurtenances associated therewith, and all buildings, fixtures and other improvements owned by Lessee now or hereafter located on such real estate (whether or not affixed to such real estate).

“Real Estate Taxes” has the meaning set forth in Section 5.04.

“Regulated Substances” means “petroleum” and “petroleum based substances” or any similar terms described or defined in any of the Environmental Laws and any applicable federal, state, county or local Laws applicable to or regulating USTs.

“REIT” means a real estate investment trust as defined under Section 856 of the Code.

“Release” means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs in violation of Environmental Laws.

“Remediation” means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release and any action to correct existing non-compliance with any Environmental Laws or with any permits issued pursuant thereto.

“Rental” means, collectively, the Base Annual Rental and the Additional Rental.

“Rental Adjustment” means: (a) for the first Adjustment Date, the amount set forth in the Basic Lease Terms table in this Lease multiplied by the then current Base Annual Rental. The change in Price Index shall be calculated as the percentage change between the Price Index for the month which is two months prior to the first Adjustment Date and the Price Index used for the two months preceding the Effective Date in the case of the first Adjustment Date. By way of example, if the Adjustment Date is January 1, 2023, the change in Price Index shall be the percentage change between the Price Index for November 2022 and the Price Index for November 2021; provided, however, in no event shall the Rental Adjustment for the first Adjustment Date exceed five percent (5.00%), and (b) for each Adjustment Date thereafter, an amount equal to three percent (3.00%).

“Reserve” has the meaning in Section 5.04.

“Securities” has the meaning set forth in Section 16.09.

“Securities Act” means of the Securities Act of 1933, as amended.

“Security Deposit” such sums as shall be deposited by Lessee with Lessor for the full and faithful performance of Lessee’s obligations to be performed under this Lease.

“Securitization” has the meaning set forth in Section 16.09.

“Sublease” has the meaning set forth in Section 13.04.

“Successor Lessor” has the meaning set forth in Section 12.03.

“Taking” means (a) any taking or damaging of all or a portion of the Properties (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special; or (ii) by reason of any agreement with any Governmental Authority condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding; or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the Law applicable to the Properties.

“Temporary Taking” has the meaning set forth in Section 10.04.

“Threatened Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any Property which may result from a Release.

“Total Condemnation” has the meaning set forth in Section 10.02.

“Transaction” has the meaning set forth in Section 13.01.

“Transaction Documents” means this Lease, the Guaranty, and all documents related thereto.

“U.S. Publicly Traded Entity” means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly owned subsidiary of such an entity.

“USTs” means any one or combination of tanks and associated product piping systems used in connection with storage, dispensing and general use of Regulated Substances.

Article I

Lease of Properties
Section 1.01.
Lease. In consideration of Lessee’s payment of the Rental and other Monetary Obligations and Lessee’s performance of all other obligations hereunder, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Properties, “AS IS” and “WHERE IS” without representation or warranty by Lessor, and subject to the existing state of title, the parties in possession, any statement of facts which an accurate survey or physical inspection might reveal, and all Legal Requirements now or hereafter in effect.
Section 1.02.
Quiet Enjoyment. So long as Lessee shall pay the Rental and other Monetary Obligations provided in this Lease and shall keep and perform all of the terms, covenants and conditions on its part contained herein, Lessee shall have, subject to the terms and conditions set forth herein, the right to the peaceful and quiet enjoyment and occupancy of the Properties.
Article II

Lease Term; Extension
Section 2.01.
Initial Term. The initial term of this Lease (“Initial Term”) shall commence on the Effective Date and shall expire at midnight on November 30, 2042 unless terminated sooner as provided in this Lease and as may be extended as provided herein. The time period during which this Lease shall actually be in effect, including any Extension Term, is referred to as the “Lease Term.”
Section 2.02.
Extensions. Unless this Lease has expired or has been sooner terminated, or an Event of Default has occurred and is continuing at the time any extension option is exercised, Lessee shall have the right and option (each, an “Extension Option”) to extend the Initial Term for all and not less than all of the Properties for four (4) additional successive periods of ten (10) years each (each, an “Extension Term”), pursuant to the terms and conditions of this Lease then in effect.
Section 2.03.
Notice of Exercise. Lessee may only exercise the Extension Options by giving written notice thereof to Lessor of its election to do so no later than one hundred twenty (120) days prior to the expiration of the then-current Lease Term. If written notice of the exercise of any Extension Option is not received by Lessor by the applicable dates described above, then this Lease shall terminate on the last day of the Initial Term or, if applicable, the last day of the Extension Term then in effect. Upon the request of Lessor or Lessee, the parties hereto will, at the expense of the requesting party, execute and exchange an instrument in recordable form setting forth the extension of the Lease Term in accordance with this Section 2.03.

Section 2.04.
Removal of Personalty. Upon the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove from the Properties all personal property belonging to Lessee. Lessee shall repair any damage caused by such removal and shall leave all of the Properties clean and in good and working condition and repair inside and out, subject to normal wear and tear, casualty and condemnation. Any property of Lessee left on the Properties on the tenth day following the expiration of the Lease Term shall, at Lessor’s option, be deemed abandoned by Lessee and automatically and immediately become the property of Lessor. Lessee shall be responsible for the cost of removal of any personal property of Lessee not removed by Lessee at the expiration of the Lease Term.
Article III

Rental and Other Monetary Obligations
Section 3.01.
Base Monthly Rental. During the Lease Term, on or before the first day of each calendar month, Lessee shall pay in advance the Base Monthly Rental then in effect. Lessee understands, acknowledges and agrees that if the first day of a given calendar month is not a Business Day, then Base Monthly Rental for that month shall be due and payable on last Business Day before such day. If the Effective Date is a date other than the first day of the month, Lessee shall pay to Lessor on the Effective Date the Base Monthly Rental prorated by multiplying the Base Monthly Rental by a fraction, the numerator of which is the number of days remaining in the month (including the Effective Date) for which Rental is being paid, and the denominator of which is the total number of days in such month.
Section 3.02.
Adjustments. During the Lease Term (including any Extension Term), on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the Rental Adjustment.
Section 3.03.
Additional Rental. Lessee shall pay and discharge, as additional rental (“Additional Rental”), all sums of money required to be paid by Lessee under this Lease which are not specifically referred to as Base Annual Rental. Lessee shall pay and discharge any Additional Rental when the same shall become due, provided that amounts which are billed to Lessor or any third party, but not to Lessee, shall be paid within thirty (30) days, after Lessor’s delivery or presentation of an invoice to Lessee and demand for payment thereof or, if earlier, when the same are due, provided, if the invoice for such amount has been delivered to Lessor, Lessor has forwarded the same to Lessee within three (3) Business Days following receipt. In no event shall Lessee be required to pay to Lessor any item of Additional Rental that Lessee is obligated to pay and has paid to any third party pursuant to any provision of this Lease.

Section 3.04.
Rentals to be Net to Lessor. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the Rentals specified during the Lease Term, and all Costs incurred by Lessee and obligations of every kind and nature whatsoever relating to the Properties to be performed by Lessee pursuant to this Lease shall be performed and paid by Lessee. Lessee shall perform all of its obligations under this Lease at its sole cost and expense. All Rental and other Monetary Obligations, which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due and payable, without notice or demand, and without any setoff, abatement, deferment, deduction or counterclaim whatsoever.
Section 3.05.
Security Deposit. After an uncured Event of Default, Lessor may apply, in its sole discretion at any time during the Lease Term, all or any part of any Security Deposit to the payment of any Rental or other expenses for which Lessee is required to pay to Lessor under this Lease. During the continuance of an Event of Default, the Security Deposit (if not already applied as hereinabove provided) shall be deemed to be automatically applied, without waiver of any rights Lessor may have under this Lease or at law or in equity as a result of an Event of Default, to the payment of any Rental not paid when due, the repair of damage to the Premises or the payment of any other amount which Lessor may spend or become obligated to spend by reason of an Event of Default, or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of an Event of Default, to the full extent permitted by law. If any portion of the Security Deposit is so applied, Lessee shall, within two (2) Business Days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessor shall not be required to keep the Security Deposit separate from its general funds.
Section 3.06.
ACH Authorization. Upon execution of this Lease, Lessee shall deliver to Lessor a complete Authorization Agreement - Pre-Arranged Payments in the form of Exhibit B attached hereto and incorporated herein by this reference, together with a voided check for account verification, establishing arrangements whereby payments of the Base Monthly Rental are transferred by Automated Clearing House Debit initiated by Lessor from an account established by Lessee at a United States bank or other financial institution to such account as Lessor may designate. Lessee shall continue to pay all Rental by Automated Clearing House Debit unless otherwise directed by Lessor.
Section 3.07.
Late Charges; Default Interest. Any payment not made within three (3) days of the date due shall, in addition to any other remedy of Lessor, incur a late charge of five percent (5%) (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest). Any payment not made within five (5) days of the due date shall also bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

Section 3.08.
Holdover. IF LESSEE REMAINS IN POSSESSION OF THE PROPERTIES AFTER THE EXPIRATION OF THE TERM HEREOF, LESSEE, AT LESSOR’S OPTION AND WITHIN LESSOR’S SOLE DISCRETION, MAY BE DEEMED A LESSEE ON A MONTH TO MONTH BASIS AND SHALL CONTINUE TO PAY RENTALS AND OTHER MONETARY OBLIGATIONS IN THE AMOUNTS HEREIN PROVIDED, EXCEPT THAT THE BASE MONTHLY RENTAL SHALL BE AUTOMATICALLY INCREASED TO ONE HUNDRED FIFTY PERCENT (150%) OF THE LAST BASE MONTHLY RENTAL PAYABLE UNDER THIS LEASE, AND LESSEE SHALL COMPLY WITH ALL THE TERMS OF THIS LEASE; PROVIDED THAT NOTHING HEREIN NOR THE ACCEPTANCE OF RENTAL BY LESSOR SHALL BE DEEMED A CONSENT TO SUCH HOLDING OVER. LESSEE SHALL DEFEND, INDEMNIFY, PROTECT AND HOLD THE INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL LOSSES RESULTING FROM LESSEE’S FAILURE TO SURRENDER POSSESSION UPON THE EXPIRATION OF THE LEASE TERM.
Article IV

Representations and Warranties of Lessee

The representations and warranties of Lessee contained in this Article IV are being made to induce Lessor to enter into this Lease, and Lessor has relied and, except with respect to the representation set forth in Section 4.03 below, will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

Section 4.01.
Organization, Authority and Status of Lessee. Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not, and if Lessee is a “disregarded entity,” the owner of such disregarded entity is not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States Person” as those terms are defined in the Code and the regulations promulgated thereunder. The Person who has executed this Lease on behalf of Lessee is duly authorized to do so.
Section 4.02.
Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.
Section 4.03.
Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving any Lessee Entity or the Properties before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.

Section 4.04.
Absence of Breaches or Defaults. Lessee is not in default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Properties or any of Lessee’s property is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Properties or any of Lessee’s property is subject or bound.
Section 4.05.
Franchise and License Agreements. Lessee is not in default under any franchise or license agreement applicable to the operation of the Properties and each such franchise or license agreement is valid, binding, and in full force and effect permitting Lessee to operate a Permitted Facility on each of the Properties.
Section 4.06.
Compliance with OFAC Laws. None of the Lessee Entities, and no individual or entity owning directly or indirectly any interest in any of the Lessee Entities, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws or is otherwise in violation of any of the OFAC Laws; provided, however, that the representation contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.
Section 4.07.
Solvency. There is no contemplated, pending or, to Lessee’s knowledge, threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting Lessee or any Lessee Entity. Lessee does not have unreasonably small capital to conduct its business.
Section 4.08.
Ownership. None of (i) Lessee, (ii) any Affiliate of Lessee, or (iii) any Person owning ten percent (10%) or more of Lessee, owns, directly or indirectly, ten percent (10%) or more of the total voting power or total value of capital stock in Tenet Equity Holdings, LP, Tenet Equity Partners, Inc.

Article V

Taxes and Assessments; Utilities; Insurance
Section 5.01.
Taxes.
(a)
Payment. Subject to the provisions of Section 5.01(b) below, Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed by applicable Governmental Authorities having jurisdiction over the Properties against or imposed upon the Properties, Lessee or Lessor during the Lease Term related to or arising out of this Lease and the activities of the parties hereunder, including without limitation, (i) all taxes or assessments upon the Properties or any part thereof and upon any personal property, trade fixtures and improvements located on the Properties, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments; (ii) all taxes, charges, license fees and or similar fees imposed by reason of the use of the Properties by Lessee; (iii) all excise, franchise, transaction, privilege, sales, use and other taxes upon the Rental or other Monetary Obligations hereunder, the leasehold estate of either party or the activities of either party pursuant to this Lease; and (iv) all franchise, privilege or similar taxes of Lessor calculated on the value of the Properties or on the amount of capital apportioned to the Properties provided, however, taxes shall not include net income (measured by the income of Lessor from all sources or from sources other than solely rent), capital stock or franchise taxes of Lessor, unless levied or assessed against Lessor in whole or in part in lieu of, as a substitute for, or as an addition to any other taxes. Additionally, in no event shall Lessee be liable for any taxes or assessment arising out of or otherwise due in connection with any transaction described in Section 13.01 or 16.09 of this Lease.

(b)
Right to Contest. Within five (5) Business Days of the date by which each tax and assessment payment is required by this Section 5.01 to be paid, Lessee shall provide Lessor with receipts or other evidence reasonably satisfactory to Lessor that each tax and assessment has been timely paid by Lessee. In the event Lessor receives a tax bill, Lessor shall use commercially reasonable efforts to forward said bill to Lessee within five (5) Business Days of Lessor’s receipt thereof. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $10,000, after prior written notice to Lessor, which shall be given prior to contesting any matter as permitted herein), by appropriate legal proceedings conducted in good faith and with due diligence, any above described item or lien with respect thereto, including, without limitation, the amount or validity or application, in whole or in part, of such item, provided that (i) neither the Properties nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings; (ii) no Event of Default has occurred and is continuing; (iii) if and to the extent required by the applicable taxing authority and/or Lessor or Lessor’s lender, Lessee posts a bond or takes other steps acceptable to such taxing authority and/or Lessor or Lessor’s lender that removes such lien or stays enforcement thereof; (iv) Lessee shall promptly provide Lessor with copies of all material notices received or delivered by Lessee and filings made by Lessee in connection with such proceeding; and (v) upon termination of such proceedings, it shall be the obligation of Lessee to pay the amount of any such tax and assessment or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys’ fees and disbursements), interest, penalties or other liabilities in connection therewith. Lessor shall at the request of Lessee, execute or join in the execution of any instruments or documents necessary in connection with such contest or proceedings, but Lessor shall incur no cost or obligation thereby.
Section 5.02.
Utilities. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties during the Lease Term. Under no circumstances shall Lessor be responsible for any cost or interruption of any utility service.
Section 5.03.
Insurance and Indemnification.
(a)
Coverage. Throughout the Lease Term, Lessee shall maintain, with respect to each of the Properties, at its sole expense, the following types and amounts of insurance, in addition to such other insurance as Lessor may reasonably require from time to time:

(i)
Insurance against loss or damage to real property and personal property under an “all risk” or “special form” insurance policy, which shall include coverage against all risks of direct physical loss, including but not limited to loss by fire, lightning, wind, terrorism, and other risks normally included in the standard ISO special form (and shall also include earthquake insurance if any Property is located within a moderate to high earthquake hazard zone as determined by an approved insurance company set forth in Section 5.03(b)(x) below). Such policy shall also include soft costs, a joint loss agreement, coverage for ordinance or law covering the loss of value of the undamaged portion of the Properties, costs to demolish and the increased costs of construction if any of the improvements located on, or the use of, the Properties shall at any time constitute legal non-conforming structures or uses. Ordinance or law limits shall be in an amount equal to the full replacement cost for the loss of value of the undamaged portion of the Properties and no less than 25% of the replacement cost for costs to demolish and the increased cost of construction, or in an amount otherwise reasonably specified by Lessor and approved by Lessee’s insurance broker. Such insurance shall be in amounts not less than 100% of the full insurable replacement cost values (without deduction for depreciation), with an agreed amount endorsement or without any coinsurance provision, and with sublimits satisfactory to Lessor, as determined from time to time at Lessor’s request but not more frequently than once in any 12-month period.
(ii)
Commercial general liability insurance covering Lessor and Lessee against bodily injury liability, property damage liability and personal and advertising injury, liquor liability coverage if liquor is sold at any of the Properties, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of every Property or adjoining ways, streets, parking lots or sidewalks. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee’s obligations under Article IX hereof to the extent insurable, and a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of Lessee or Lessor because of the negligence or other acts of the other, and terrorism coverage, shall be in amounts of $10,000,000 per occurrence for bodily injury and property damage, and $10,000,000 general aggregate, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor. Such limits of insurance can be acquired through Commercial General liability and Umbrella liability policies.
(iii)
Workers’ compensation in the amount required by state statute and Employers Liability insurance in the amount of $1,000,000, covering all persons employed by Lessee on the Properties in connection with any work done on or about any of the Properties for which claims for death or bodily injury could be asserted against Lessor, Lessee or the Properties.
(iv)
Business interruption insurance including Rental Value Insurance payable to Lessor at all locations for a period of not less than twelve (12) months. Such insurance is to follow the form of the real property “all risk” or “special form” coverage and is not to contain a co-insurance clause. Such insurance is to have a minimum of 180 days of extended period of indemnity.

(v)
Automobile liability insurance, including owned, non-owned and hired car liability insurance for combined limits of liability of $5,000,000 per occurrence. The limits of liability can be provided in a combination of an automobile liability policy and an umbrella liability policy.
(vi)
Comprehensive Boiler and Machinery or Equipment Breakdown Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus, if any, and other building equipment including HVAC units located in or about each Property.
(vii)
Products and clinical trial liability insurance in an amount of $5,000,000.
(viii)
Cyber liability insurance in an amount of $5,000,000.
(b)
Insurance Provisions. All insurance policies shall:
(i)
provide for a waiver of subrogation by the insurer as to claims against Lessor, its employees and agents;
(ii)
be primary and provide that any “other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Lessor and the insurance policy shall not be brought into contribution with insurance maintained by Lessor;
(iii)
contain deductibles not to exceed $100,000, except for property insurance and workers’ compensation insurance which may have a deductible up to $250,000;
(iv)
contain a standard noncontributory mortgagee clause or endorsement in favor of any Lender designated by Lessor;
(v)
provide that the policy of insurance shall not be terminated, cancelled or amended without at least thirty (30) days’ prior written notice to Lessor and to any Lender covered by any standard mortgagee clause or endorsement;
(vi)
provide that the insurer shall not have the option to restore the Properties if Lessor elects to terminate this Lease in accordance with the terms hereof;
(vii)
be in amounts sufficient at all times to satisfy any coinsurance requirements thereof;
(viii)
except for workers’ compensation insurance referred to in Section 5.03(a)(iii) above, include Lessor and any Lessor Affiliate or Lender requested by Lessor, as an “additional insured” with respect to liability insurance, and as a “loss payee” with respect to real property and rental value insurance, as appropriate and as their interests may appear;

(ix)
be evidenced by delivery to Lessor and any Lender designated by Lessor of an Acord Form 28 for property, business interruption and boiler & machinery coverage and an Acord Form 25 for commercial general liability, workers’ compensation and umbrella coverage; provided that in the event that either such form is no longer available, such evidence of insurance shall be in a form reasonably satisfactory to Lessor and any Lender designated by Lessor; and
(x)
be issued by insurance companies licensed to do business in the states where the Properties are located and which are rated no less than A- by S&P, A-X by Best’s Insurance Guide or are otherwise approved by Lessor.
(c)
Additional Obligations. It is expressly understood and agreed that (i) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Lessee, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Lessee shall immediately obtain new or additional insurance reasonably satisfactory to Lessor and any Lender designated by Lessor; (ii) the minimum limits of insurance coverage set forth in this Section 5.03, as well as the coverages actually obtained by Lessee and the deductibles owed by Lessee thereunder, shall not limit the liability of Lessee as provided in this Lease for its acts, omissions, or otherwise; (iii) Lessee shall provide to Lessor and any servicer or Lender of Lessor certificates of insurance evidencing that insurance satisfying the requirements of this Lease is in effect at all times; (iv) Lessee shall pay as they become due all premiums for the insurance required by this Section 5.03; (v) in the event that Lessee fails to comply with any of the requirements set forth in this Section 5.03, within ten (10) days of the giving of written notice by Lessor to Lessee, (A) Lessor shall be entitled to procure such insurance; and (B) any sums expended by Lessor in procuring such insurance shall be Additional Rental and shall be repaid by Lessee, together with interest thereon at the Default Rate, from the time of payment by Lessor until fully paid by Lessee immediately upon written demand therefor by Lessor; and (vi) Lessee shall maintain all insurance policies required in this Section 5.03 not to be cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, managers, members, employees or agents, or anyone acting for Lessee or any sublessee or other occupant of the Properties, and shall comply with all policy conditions and warranties at all times to avoid a forfeiture of all or a part of any insurance payment.
(d)
Blanket Policies. Notwithstanding anything to the contrary in this Section 5.03, any insurance which Lessee is required to obtain pursuant to this Section 5.03 may be carried under a “blanket” policy or policies covering other properties or liabilities of Lessee provided that such “blanket” policy or policies otherwise comply with the provisions of this Section 5.03 and provides for limits that are sufficient, in the reasonable determination of Lessor, to ensure that the Properties are insured in a manner consistent with the insurance provisions set forth herein and that such insurance will not be materially compromised or exhausted by claims against other properties covered by such blanket policy.

(e)
Indemnification and Release. Lessee hereby assumes all risk of damage to property or injury to persons in, upon or about the Properties from any cause whatsoever and agrees that Lessor Entities shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Lessee or by other persons claiming through Lessee. Lessee shall indemnify, defend, protect, and hold harmless the Lessor Entities from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Properties, any violation of any applicable laws, including, without limitation, any environmental laws, any acts, omissions or negligence Lessee Entities, in, on or about the Properties, or any injury or damage to the person, property, or business of Lessee Entities or any other person entering upon the Properties under the express or implied invitation of Lessee (whether such injury or damage occurs in the Properties or in, on, or about the Properties), or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Term, provided that the terms of the foregoing indemnity shall not apply to the willful misconduct of Lessor. Should Lessor be named as a defendant in any suit brought against Lessee in connection with or arising out of Lessee’s occupancy of the Properties, Lessee shall pay to Lessor its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Lessee's agreement to indemnify Lessor pursuant to this Section 5.03(e) is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Lessee pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Lessee's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 5.03(e) shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

Section 5.04.
Tax Impound.
(a)
Upon the occurrence of an Event of Default which remains uncured, in addition to any other remedies, Lessor may require Lessee to pay to Lessor on the first day of each month the amount that Lessor reasonably estimates will be necessary in order to accumulate with Lessor sufficient funds in an impound account (which shall not be deemed a trust fund) (the “Reserve”) for Lessor to pay any and all real estate taxes (“Real Estate Taxes”) for the Properties for the ensuing twelve (12) months, or, if due sooner, Lessee shall pay the required amount in equal monthly installments over such short period of time. Lessor shall, upon prior written request of Lessee, provide Lessee with evidence reasonably satisfactory to Lessee that payment of the Real Estate Taxes was made in a timely fashion. In the event that the Reserve does not contain sufficient funds to timely pay any Real Estate Taxes, upon Lessor’s written notification thereof, Lessee shall, within five (5) Business Days of such notice, provide funds to Lessor in the amount of such deficiency. Lessor shall pay or cause to be paid directly to the applicable taxing authorities any Real Estate Taxes then due and payable for which there are funds in the Reserve; provided, however, that in no event shall Lessor be obligated to pay any Real Estate Taxes in excess of the funds held in the Reserve, and Lessee shall remain liable for any and all Real Estate Taxes, including fines, penalties, interest or additional costs imposed by any taxing authority (unless incurred as a result of Lessor’s failure to timely pay Real Estate Taxes for which it had funds in the Reserve). Lessee shall cooperate fully with Lessor in assuring that the Real Estate Taxes are timely paid. Lessor may deposit all Reserve funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. Upon an Event of Default, in addition to any other remedies, Lessor may apply all impounded funds in the Reserve against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.
(b)
Notwithstanding Section 5.04(a), Lessor and Lessee shall reasonably cooperate with each other and diligently use commercially reasonable efforts to cause the appropriate Governmental Authority has issued a separate tax parcel identification number for the Property and such tax parcel identification number shall include no other property that is not a part of the Property (the “New Tax ID”). Accordingly, from and after the Effective Date until such time as the appropriate Governmental Authority has issued the New Tax ID for the Property and such tax parcel identification number shall include no other property that is not a part of the Property, Lessee shall deposit together with each payment of Base Monthly Rental, an amount equal to 1/12th of the Real Estate Taxes that Lessor or Lessor’s lender estimates will be payable during the next ensuing twelve (12) months. During such period as Lessor’s lender requires a Reserve for Real Estate Taxes, the terms and provisions of Section 5.04(a) shall govern.

Article VI

Maintenance; Alterations
Section 6.01.
Condition of Property; Maintenance. Lessee hereby accepts the Properties “AS IS” and “WHERE IS” with no representation or warranty of Lessor as to the condition thereof. Lessee shall, at its sole cost and expense, be responsible for (a) keeping all of the building, structures and improvements erected on each of the Properties in good order and repair, free from actual or constructive waste; (b) the repair or reconstruction of any building, structures or improvements erected on the Properties damaged or destroyed by a Casualty; (c) subject to Section 6.02, making all necessary structural, non-structural, exterior and interior repairs and replacements to any building, structures or improvements (site improvements or otherwise) erected on the Properties; (d) (i) ensuring that no party encroaches upon any Property, and (ii) prosecuting any claims that Lessee seeks to bring against any Person relating to Lessee’s use and possession of any Property; and (e) paying all operating costs of the Properties in the ordinary course of business. Lessee waives any right to require Lessor to maintain, repair or rebuild all or any part of the Properties or make repairs at the expense of Lessor pursuant to any Legal Requirements at any time in effect.

Section 6.02.
Alterations and Improvements. During the Lease Term, Lessee shall not materially alter the exterior, structural, plumbing or electrical elements of the Properties in any manner without the consent of Lessor, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, Lessee may undertake alterations to the Properties, individually, costing $750,000.00 or less without Lessor’s prior written consent. Notwithstanding the foregoing, any structural or exterior alterations to the Properties shall require the consent of Lessor. Any work at any time commenced by Lessee on the Properties shall be performed by a licensed contractor, prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease and all Legal Requirements. Upon completion of any alterations individually costing more than $750,000.00, Lessee shall promptly provide Lessor with evidence of full payment to all laborers and materialmen contributing to the alterations. Additionally, upon written request and completion of any alterations individually costing more than $750,000.00, Lessee shall promptly provide Lessor with (a) an architect’s certificate certifying the alterations to have been completed in conformity with the plans and specifications (if the alterations are of such a nature as would require the issuance of such a certificate from the architect); (b) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy); and (c) any related documents or information reasonably requested by Lessor. Lessee shall keep the Properties free from any liens arising out of any work performed on, or materials furnished to, the Properties to the extent not being disputed by Lessee. Lessee shall execute and file or record, as appropriate, a “Notice of Non Responsibility,” or any equivalent notice permitted under applicable Law in the states where the Properties are located which provides that Lessor is not responsible for the payment of any costs or expenses relating to the additions or alterations. Any addition to or alteration of the Properties, shall be deemed a part of the Properties and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessor and Lessee acknowledge and agree that their relationship is and shall be solely that of “Lessor-Lessee” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Lessee, any contractor or subcontractor of Lessee or any other Lessee party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Properties at any time from the date hereof until the end of the Lease Term, are hereby charged with notice that they look exclusively to Lessee to obtain payment for same.
Section 6.03.
Encumbrances. During the Lease Term, following reasonable prior notice to Lessee, Lessor shall have the right to grant easements on, over, under and above the Properties, provided that such easements will not interfere with Lessee’s use of the Properties as Permitted Facilities for the normal conduct of Lessee’s business therefrom. Lessee shall comply with and perform all obligations of Lessor under all easements, declarations, covenants, restrictions and other items of record now or hereafter encumbering the Properties; provided, however, that Lessor shall provide prior written notice to Lessee of any easements, declarations, covenants, and restrictions to which Lessor subjects the Property. Without Lessor’s prior written consent, Lessee shall not grant any easements on, over, under or above the Properties.

Article VII

Use of the Properties; Compliance
Section 7.01.
Use. During the Lease Term, each of the Properties shall be used solely for the operation of a Permitted Facility (a “Permitted Use”).

Section 7.02.
Compliance. LESSEE’S USE AND OCCUPATION OF EACH OF THE PROPERTIES, AND THE CONDITION THEREOF, SHALL, AT LESSEE’S SOLE COST AND EXPENSE, COMPLY FULLY WITH ALL LEGAL REQUIREMENTS AND ALL RESTRICTIONS, COVENANTS AND ENCUMBRANCES OF RECORD, AND ANY OWNER OBLIGATIONS UNDER SUCH LEGAL REQUIREMENTS, OR RESTRICTIONS, COVENANTS AND ENCUMBRANCES OF RECORD, WITH RESPECT TO THE PROPERTIES, IN EITHER EVENT, THE FAILURE WITH WHICH TO COMPLY COULD HAVE A MATERIAL ADVERSE EFFECT. WITHOUT IN ANY WAY LIMITING THE FOREGOING PROVISIONS, LESSEE SHALL COMPLY WITH ALL LEGAL REQUIREMENTS RELATING TO ANTI TERRORISM, TRADE EMBARGOS, ECONOMIC SANCTIONS, ANTI-MONEY LAUNDERING LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, AS SUCH ACT MAY BE AMENDED FROM TIME TO TIME, AND ALL REGULATIONS PROMULGATED THEREUNDER, AS IT AFFECTS THE PROPERTIES NOW OR HEREAFTER IN EFFECT. LESSEE SHALL OBTAIN, MAINTAIN AND COMPLY WITH ALL REQUIRED LICENSES AND PERMITS, BOTH GOVERNMENTAL AND PRIVATE, TO USE AND OPERATE THE PROPERTIES AS PERMITTED FACILITIES. UPON LESSOR’S WRITTEN REQUEST FROM TIME TO TIME DURING THE LEASE TERM, LESSEE SHALL CERTIFY IN WRITING TO LESSOR THAT LESSEE’S REPRESENTATIONS, WARRANTIES AND OBLIGATIONS UNDER SECTION 4.05 THIS SECTION 7.02 OR SECTION 7.03 REMAIN TRUE AND CORRECT AND HAVE NOT BEEN BREACHED WHICH BREACH REMAINS UNCURED. AT LESSOR’S REQUEST, LESSEE SHALL PROVIDE TO LESSOR COPIES OF ALL NOTICES, REPORTS AND OTHER COMMUNICATIONS EXCHANGED WITH, OR RECEIVED FROM, GOVERNMENTAL AUTHORITIES RELATING TO A BREACH OF THE REPRESENTATIONS AND WARRANTIES AND OBLIGATIONS UNDER SECTION 4.05 THIS SECTION 7.02 OR SECTION 7.03. LESSEE SHALL ALSO REIMBURSE LESSOR FOR ALL COSTS INCURRED BY LESSOR IN: (A) ENFORCING LESSOR’S RIGHTS UNDER THE TRANSACTION DOCUMENTS; OR (B) COMPLYING WITH ALL LEGAL REQUIREMENTS APPLICABLE TO LESSOR AS THE RESULT OF LESSEE’S FAILURE TO COMPLY WITH ANY LEGAL REQUIREMENTS AND ALL RESTRICTIONS, COVENANTS AND ENCUMBRANCES OF RECORD AND FOR ANY PENALTIES OR FINES IMPOSED UPON LESSOR AS A RESULT THEREOF. LESSEE WILL USE GOOD FAITH EFFORTS TO PREVENT ANY ACT OR CONDITION TO EXIST ON OR ABOUT THE PROPERTIES THAT WILL MATERIALLY INCREASE ANY INSURANCE RATE THEREON, EXCEPT WHEN SUCH ACTS ARE REQUIRED IN THE NORMAL COURSE OF ITS BUSINESS AND LESSEE SHALL PAY FOR SUCH INCREASE. LESSEE AGREES THAT IT WILL DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES CAUSED BY, INCURRED OR RESULTING FROM LESSEE’S FAILURE TO COMPLY WITH ITS OBLIGATIONS UNDER THIS SECTION 7.02, EXCLUDING LOSSES SUFFERED BY AN INDEMNIFIED PARTY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

Section 7.03.
Environmental.
(a)
Covenants.
(i)
Lessee covenants to Lessor, subject to the limitations of subsection (ii) below, as follows:
(A)
Lessee shall permit no uses or operations on or of the Properties, whether by Lessee or any other Person, that are not in compliance with all Environmental Laws and permits issued pursuant thereto.
(B)
Lessee shall permit no Releases in, on, under or from the Properties, except in Permitted Amounts.
(C)
Lessee shall permit no Hazardous Materials or Regulated Substances in, on or under the Properties, except in Permitted Amounts. Above and below ground storage tanks shall be properly permitted and only used as permitted. Lessee shall not install any new below ground storage tanks without the written consent of Lessor.
(D)
Lessee shall keep the Properties or cause the Properties to be kept free and clear of all Environmental Liens, whether due to any act (other than acts of Lessor, its agents or employees) or omission of Lessee or any other Person.
(E)
Lessee shall not act or fail to act or allow any other Lessee, occupant, guest, customer or other user of the Properties to act or fail to act in any way that (1) materially increases a risk to human health or the environment, (2) poses an unreasonable or unacceptable risk of harm to any Person or the environment (whether on or off any of the Properties), (3) has a Material Adverse Effect, (4) is contrary to any material requirement set forth in the insurance policies maintained by Lessee, (5) constitutes a public or private nuisance or constitutes waste, (6) violates any covenant, condition, agreement or easement applicable to the Properties as of the Effective Date, or (7) would result in any reopening or reconsideration of any prior investigation, which prior investigation Lessee or Lessor was aware of as of the Effective Date, or causes a new investigation by a Governmental Authority having jurisdiction over any Property, which could reasonably be anticipated to result in a Release, Threatened Release or Remediation.
(F)
Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to this Section 7.03.
(ii)
Notwithstanding any provision of this Lease to the contrary, an Event of Default shall not be deemed to have occurred as a result of the failure of Lessee to satisfy any one or more of the covenants set forth in subsections (A) through (E) above provided that Lessee shall be in compliance with the requirements of any Governmental Authority with respect to the Remediation of any Release by Lessee, its agents or employees at the Properties.

(b)
Notification Requirements. During the Lease Term, Lessee shall promptly notify Lessor in writing upon Lessee obtaining actual knowledge of (i) any Releases or Threatened Releases in, on, under or from any of the Properties other than in Permitted Amounts, or migrating towards any of the Properties; (ii) any noncompliance with or violation of any Environmental Laws related in any way to any of the Properties; (iii) any actual or potential Environmental Lien or activity use limitation being imposed by a Governmental Authority; (iv) any required or proposed Remediation of environmental conditions relating to any of the Properties required by applicable Governmental Authorities; and (v) any written or oral notice or other communication of which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Remediation of Hazardous Materials, Regulated Substances or above or below ground storage tanks, , possible liability of any Person relating to any of the Properties pursuant to any Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section 7.03.
(c)
Remediation. Lessee shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Remediation required by any Governmental Authority of any condition (including, but not limited to, a Release or Threatened Release) in, on, under or from the Properties and take any other reasonable action deemed necessary by any Governmental Authority for protection of human health or the environment. Should Lessee fail to undertake any required Remediation in accordance with the preceding sentence, Lessor, after reasonable prior written notice to Lessee and Lessee’s failure to promptly commence to undertake such Remediation and diligently pursue same to completion, shall be permitted to complete such Remediation, and all Costs incurred in connection therewith shall be paid by Lessee. Any Cost so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be due from Lessee to Lessor within thirty (30) days following Lessee’s receipt of Lessor’s written invoice therefor together with reasonable supporting documentation of such Cost.
(d)
Indemnification. LESSEE SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS EACH OF THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, INCLUDING, BUT NOT LIMITED TO, ALL COSTS OF REMEDIATION (WHETHER OR NOT PERFORMED VOLUNTARILY), ARISING OUT OF OR IN ANY WAY RELATING TO ANY ENVIRONMENTAL LAWS, HAZARDOUS MATERIALS, REGULATED SUBSTANCES, ABOVE OR BELOW GROUND STORAGE TANKS, OR OTHER ENVIRONMENTAL MATTERS CONCERNING THE PROPERTIES, WHETHER CAUSED DURING OR PRIOR TO THE LEASE TERM, EXCLUDING LOSSES SUFFERED BY AN INDEMNIFIED PARTY ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LESSEE’S OBLIGATIONS UNDER THIS SECTION 7.03 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE FOR ANY REASON PURSUANT TO SUBSECTION 7.03(G) BELOW.

(e)
Right of Entry. In the event that Lessor has a reasonable basis to believe that a Release or a violation of any Environmental Law has occurred, Lessor and any other Person designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Properties during business hours with reasonable prior notice to assess any and all aspects of the environmental condition of any Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lessor’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, however, that such entry does not unreasonably interfere with Lessee’s operations or impose any risk on persons or property on the Properties and shall be in accordance with Lessee’s then current security protocol. Lessee shall cooperate with and provide access to Lessor and any other Person designated by Lessor. Any such assessment or investigation shall be at Lessor’s sole cost and expense unless it is determined as a result of such assessment or investigation that there then exists a Release or a violation of Environmental Law.
(f)
Environmental Inspection. Throughout the Lease Term, upon prior written notice to Lessee, Lessor shall have the right, at its sole cost and expense, to maintain an Environmental Policy with respect to the Properties. Upon expiration of an Environmental Policy, Lessee shall reasonably cooperate with Lessor in connection with Lessor’s renewal or replacement of such Environmental Policy. Lessee shall reasonably cooperate with Lessor in connection with r any necessary environmental investigations of the Properties by Lessor.
(g)
Survival. The obligations of Lessee and the rights and remedies of Lessor under this Section 7.03 shall survive the termination, expiration and/or release of this Lease.
Article VIII

Additional Covenants
Section 8.01.
Performance at Lessee’s Expense. Lessee acknowledges and confirms that Lessor may impose and collect its reasonable and actual third party costs and expenses, including without limitation, reasonable attorneys’ fees, costs and expenses in connection with (a) any extension, renewal, modification, amendment and termination of this Lease requested by Lessee, excluding any extension right granted Lessee pursuant to the terms of this Lease ; (b) any release or substitution of Properties requested by Lessee; (c) the procurement of consents, waivers and approvals with respect to the Properties or any matter related to this Lease requested by Lessee; (d) the review of any assignment or sublease or proposed assignment or sublease or the preparation or review of any subordination or non-disturbance agreement requested by Lessee; (e) the collection, maintenance and/or disbursement of reserves created under this Lease or the other Transaction Documents (following and during the continuance of an Event of Default); (f) inspections required to make certain determinations under this Lease or the other Transaction Documents following Lessor’s reasonable belief of a breach under this Lease or any other Transaction Documents and (g) reimbursement or payment of any reasonable, administrative, processing, and/or servicing fees imposed or charged by Lessor’s lender in connection with any of the foregoing items in clauses (a) through (f).

Section 8.02.
Inspection. Lessor and its authorized representatives shall have the right, at all reasonable times and upon giving reasonable (at least 24 hours) prior notice (except in the event of an emergency, in which case no prior notice shall be required), to enter the Properties or any part thereof and inspect the same; provided, however, that such inspections shall not unreasonably interfere with the business of Lessee or impose any risk on any people or property at the Properties and shall be in accordance with Lessee’s then current security protocol.
Section 8.03.
Financial Information.
(a)
Financial Statements. To the extent not publicly available, within forty five (45) days after the end of each fiscal quarter and within ninety (90) days after the end of each fiscal year of Guarantor, Lessee shall cause Guarantor to deliver to Lessor complete consolidated financial statements that consolidate Lessee and Guarantor, including a balance sheet, profit and loss statement, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended, such statements to detail separately interest expense, income taxes, non-cash expenses, non-recurring expenses, operating lease expense and current portion of long-term debt - capital leases. All such financial statements shall be prepared in accordance with GAAP, and shall be certified to be accurate and complete by an officer or director of Guarantor. Lessee shall deliver to Lessor: (i) income statements for the business at the Properties, and (ii) the supplemental financial information set forth on Schedule 8.03. In the event that Lessee’s business at the Properties is ordinarily consolidated with other business for financial statements purposes, a separate profit and loss statement shall be provided showing separately the sales, profits and losses pertaining to each Property with interest expense, income taxes, non-cash expenses, non-recurring expenses and operating lease expense (rent), with the basis for allocation of overhead or other charges being clearly set forth in accordance with Schedule 8.03. The financial statements delivered to Lessor need not be audited, but Lessee shall deliver to Lessor copies of any audited financial statements of Guarantor which may be prepared, as soon as they are available. Lessee shall or shall cause Guarantor to transmit all financial statements and other information required to be provided pursuant to this Section 8.03 to Lessor at financials@tenetequity.com. or to such other address or such other person as Lessor may from time to time hereafter specify to Lessee.
(b)
Other Information. Notwithstanding any provision contained herein, upon request at any time, Lessee will provide to Lessor, at no additional cost or expense to Lessee, any and all reasonable financial information and/or financial statements of Guarantor as reasonably requested by Lessor including, but not limited to, as requested by Lessor in connection with any Lessor filing or disclosure required by the Securities and Exchange Commission or other Governmental Authority; provided, however, that neither Guarantor nor Lessee shall otherwise be prohibited by applicable Laws from providing same to Lessor.

(c)
Confidentiality.
(i)
Lessee shall maintain all non-public information and all non-public documentation and information provided to, or obtained by, Lessee relating to Lessor, this Lease and the other Transaction Documents (collectively, the “Lessor Confidential Information”) in strict confidence; provided, that Lessor Confidential Information shall not include: (A) matters of public record; (B) information or materials furnished to Lessee by Lessor or the Lessor Representatives (as defined herein); (C) information or materials that are already in Lessee’s possession or become available to Lessee on a non-confidential basis from a source other than Lessor or any Lessor Representative (as defined herein); or (D) information or materials independently developed by Lessee or Lessee Representatives without violation of this Lease or the other Transaction Documents. Lessee shall make no disclosure of the Lessor Confidential Information, except: (1) to the extent required by any applicable statute, law, regulation, Governmental Authority or court order, (2) any information which was previously or is hereafter publicly disclosed or publicly available (other than in violation of this Lease), or (3) to its attorneys, accountants, lenders, investors, potential lenders or potential investors (collectively, the “Lessee Representatives”). In furtherance of the foregoing, Lessee agrees as follows: (x) Lessee shall advise each of the Lessee Representatives of the confidential nature of any documentation and information disclosed to them and of such party’s obligations under this Section 8.03(c)(i); and (y) Lessee shall be liable for any Lessee Representative’s breach of this Section 8.03(c)(i) (Lessee acknowledging that there may be no adequate remedy at law and that Lessor shall also have the right to seek injunctive relief).
(ii)
Lessor shall maintain all non-public documentation and information provided to, or obtained by, Lessor relating to Lessee, Guarantor, this Lease and the other Transaction Documents (collectively, the “Lessee Confidential Information”) in strict confidence; provided, that Lessee Confidential Information shall not include: (A) matters of public record; (B) information or materials furnished to, or obtained through the transactions contemplated under this Lease or the other Transaction Documents by Lessor or the Lessor Representatives; (C) information or materials that are already in Lessor’s possession or become available to Lessor on a non-confidential basis from a source other than Lessee or any Lessee Representative; or (D) information or materials independently developed by Lessor or Lessor Representatives without violation of this Lease or the other Transaction Documents. Lessor shall make no disclosure of the Lessee Confidential Information, except: (1) to the extent required by any applicable statute, law, regulation, Governmental Authority or court order, (2) any information which was previously or is hereafter publicly disclosed or publicly available(other than in violation of this Lease or the other Transaction Documents), or (3) to such brokers, service providers, attorneys, accountants, lenders, lessors, and investors (collectively, the “Lessor Representatives”). In furtherance of the foregoing, Lessor agrees as follows: (x) Lessor shall advise each of the Lessor Representatives of the confidential nature of any documentation and information disclosed to them and of such party’s obligations under this Section 8.03(c)(ii); (y) Lessor shall be liable for any Lessor Representative’s breach of this Section 8.03(c)(ii) (Lessor acknowledging that there may be no adequate remedy at law and that Lessor shall also have the right to seek injunctive relief).
Section 8.04.
OFAC Laws.
(a)
Upon receipt of notice or upon actual knowledge thereof, Lessee shall immediately notify Lessor in writing if any Person owning (directly or indirectly) any interest in any of the Lessee Entities, or any director, officer, shareholder, member, manager or partner of any of such holders is a Person whose property or interests are subject to being blocked under any of the OFAC Laws, or is otherwise in violation of any of the OFAC Laws, or is under investigation by any Governmental Authority for, or has been charged with, or convicted of, drug trafficking, terrorist related activities or any violation of the AntiMoney Laundering Laws, has been assessed civil penalties under these or related Laws, or has had funds seized or forfeited in an action under these or related Laws; provided, however, that the covenant in this Section 8.04(a) shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.
(b)
Upon receipt of notice or upon actual knowledge thereof, Lessor shall immediately notify Lessee in writing if any Person owning (directly or indirectly) any interest in Lessor, or any director, officer, shareholder, member, manager or partner of any of such holders is a Person whose property or interests are subject to being blocked under any of the OFAC Laws, or is otherwise in violation of any of the OFAC Laws, or is under investigation by any Governmental Authority for, or has been charged with, or convicted of, drug trafficking, terrorist related activities or any violation of the AntiMoney Laundering Laws, has been assessed civil penalties under these or related Laws, or has had funds seized or forfeited in an action under these or related Laws; provided, however, that the covenant in this Section 8.04(b) shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.
Section 8.05.
Agreements and Licenses. Lessee shall maintain any and all franchise or license agreements necessary to operate as a Permitted Facility in full force and effect and comply with all of the terms and requirements thereof.

Section 8.06.
Estoppel Certificate.
(a)
By Lessee. At any time, and from time to time, Lessee shall, promptly and in no event later than ten (10) Business Days after a request from Lessor or any Lender or mortgagee of Lessor, execute, acknowledge and deliver to Lessor or such Lender or mortgagee, as the case may be, a certificate in a commercially reasonable form supplied by Lessor, certifying: (a) that Lessee has accepted the Properties; (b) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (c) the commencement and expiration dates of the Lease Term; (d) the date to which the Rentals have been paid under this Lease and the amount thereof then payable; (e) whether to Lessee’s knowledge there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (f) that no written notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (g) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Lessee; (h) that neither Lessor nor any Lender or mortgagee has actual involvement in the management or control of decision making related to the operational aspects or the day to day operation of the Properties, including any handling or disposal of Hazardous Materials or Regulated Substances; and (i) any other information reasonably requested by Lessor or any Lender or mortgagee, as the case may be.
(b)
By Lessor. At any time, and from time to time, Lessor shall, promptly and in no event later than ten (10) Business Days after a request from Lessee or any Lender of Lessee, execute, acknowledge and deliver to Lessee or such Lender, as the case may be, a certificate in a commercially reasonable form supplied by Lessee, certifying: (a) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (b) the commencement and expiration dates of the Lease Term; (c) the date to which the Rentals have been paid under this Lease and the amount thereof then payable; (d) whether to Lessor’s knowledge there are then any existing defaults by Lessee in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (e) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Lessor; and (f) any other information reasonably requested by Lessee or any Lender, as the case may be.

Article IX

Release and Indemnification
Section 9.01.
Release and Indemnification. LESSEE ACKNOWLEDGES THAT IT HAS HAD ADEQUATE OPPORTUNITY TO INSPECT THE PROPERTIES AND THEIR CONDITION (STRUCTURAL, PHYSICAL, AND OTHERWISE) AND AGREES THAT THE PROPERTIES ARE SATISFACTORY TO LESSEE AND SUITABLE FOR THE PERMITTED USE. LESSEE AGREES TO USE AND OCCUPY THE PROPERTIES AT ITS OWN RISK AND HEREBY RELEASES LESSOR AND LESSOR’S AGENTS AND EMPLOYEES FROM ALL CLAIMS FOR ANY DAMAGE OR INJURY TO THE FULL EXTENT PERMITTED BY LAW. LESSEE AGREES THAT LESSOR SHALL NOT BE RESPONSIBLE OR LIABLE TO LESSEE OR LESSEE’S EMPLOYEES, AGENTS, CUSTOMERS, LICENSEES OR INVITEES FOR BODILY INJURY, PERSONAL INJURY OR PROPERTY DAMAGE OCCASIONED BY THE ACTS OR OMISSIONS OF ANY OTHER PERSON OTHER THAN THE INDEMNIFIED PARTIES. LESSEE AGREES THAT ANY EMPLOYEE OR AGENT TO WHOM THE PROPERTIES OR ANY PART THEREOF SHALL BE ENTRUSTED BY OR ON BEHALF OF LESSEE SHALL BE ACTING AS LESSEE’S AGENT WITH RESPECT TO THE PROPERTIES OR ANY PART THEREOF, AND NEITHER LESSOR NOR LESSOR’S AGENTS, EMPLOYEES OR CONTRACTORS SHALL BE LIABLE FOR ANY LOSS OF OR DAMAGE TO THE PROPERTIES OR ANY PART THEREOF UNLESS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LESSOR OR THE INDEMNIFIED PARTIES. LESSEE SHALL INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS EACH OF THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES (EXCLUDING LOSSES SUFFERED BY AN INDEMNIFIED PARTY ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY INDEMNIFIED PARTY);CAUSED BY, INCURRED OR RESULTING FROM LESSEE’S OPERATIONS OR BY LESSEE’S USE AND OCCUPANCY OF THE PROPERTIES, WHETHER RELATING TO ITS ORIGINAL DESIGN OR CONSTRUCTION, LATENT DEFECTS, ALTERATION, MAINTENANCE, USE BY LESSEE OR ANY PERSON THEREON, SUPERVISION OR OTHERWISE, OR FROM ANY BREACH OF, DEFAULT UNDER, OR FAILURE TO PERFORM, ANY TERM OR PROVISION OF THIS LEASE BY LESSEE. The indemnification provisions of this SECTION 9.01 shall not apply to damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of the indemnified party to the extent O.C.G.A. Section 13-8-2 is applicable thereto. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LESSEE’S OBLIGATIONS UNDER THIS SECTION 9.01 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE FOR ANY REASON WHATSOEVER.

Article X

Condemnation and Casualty
Section 10.01.
Notification. Lessee shall promptly give Lessor written notice of (a) any Condemnation of any of the Properties, (b) Lessee’s actual knowledge of the commencement of any proceedings or negotiations which might result in a Condemnation of any of the Properties, and (c) any Casualty to any of the Properties or any part thereof. Such notice shall provide a general description of the nature and extent of such Condemnation, proceedings, negotiations or Casualty, and shall include copies of any documents or written notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all written notices, correspondence and pleadings relating to any such Condemnation, proceedings, negotiations or Casualty.
Section 10.02.
Total Condemnation. In the event of a Condemnation of all or substantially all of any of the Properties, and if as a result of such Condemnation: (i) access to the Property to and from the publicly dedicated roads adjacent to the Property as of the Effective Date is permanently and materially impaired such that Lessee no longer has access to such dedicated road; (ii) there is insufficient parking to operate the Property as a Permitted Facility under applicable Laws; or (iii) the Condemnation includes a portion of the building such that the remaining portion is unsuitable for use as a Permitted Facility, as determined by Lessee in the exercise of good faith business judgment (and Lessee provides to Lessor an officer’s certificate executed by an officer of Lessee certifying to the same) (each such event, a “Total Condemnation”), then, in such event:
(a)
Termination of Lease. On the date of the Total Condemnation, all obligations of either party hereunder with respect to the applicable Property shall cease and the Base Annual Rental shall be reduced as set forth in Section 10.03(c) below; provided, however, that Lessee’s obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property and Lessee’s obligation to pay Rental and all other Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination. If the date of such Total Condemnation is other than the first day of a month, the Base Monthly Rental for the month in which such Total Condemnation occurs shall be apportioned based on the date of the Total Condemnation.
(b)
Net Award. Subject to Section 10.07 below, Lessor shall be entitled to receive the entire Net Award in connection with a Total Condemnation without deduction for any estate vested in Lessee by this Lease, and Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such Net Award and agrees that Lessee shall not be entitled to any Net Award or other payment for the value of Lessee’s leasehold interest in this Lease.
Section 10.03.
Partial Condemnation or Casualty. In the event of a Condemnation which is not a Total Condemnation (each such event, a “Partial Condemnation”), or in the event of a Casualty:

(a)
Net Awards. All Net Awards shall be paid to Lessor or Lessor’s Lender if required by such Lender.
(b)
Continuance of Lease. This Lease shall continue in full force and effect upon the following terms:
(i)
All Rental and other Monetary Obligations due under this Lease shall continue unabated.
(ii)
Lessee shall promptly commence and diligently prosecute restoration of such Property to the same condition, as nearly as practicable, as prior to such Partial Condemnation or Casualty as approved by Lessor. Upon the written request of Lessee (accompanied by evidence reasonably satisfactory to Lessor that such amount is due and payable and is properly part of such costs, and that Lessee has complied with the terms of Section 6.02 in connection with the restoration), Lessor shall promptly make available in installments, subject to reasonable conditions for disbursement imposed by Lessor or, as applicable, Lessor’s Lender, an amount up to but not exceeding the amount of any Net Award received by Lessor with respect to such Partial Condemnation or Casualty. Prior to the disbursement of any portion of the Net Award with respect to a Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Casualty. Lessor shall be entitled to keep any portion of the Net Award which may be in excess of the cost of restoration, and Lessee shall bear all additional Costs of such restoration in excess of the Net Award.
(c)
Right to Termination. Notwithstanding any other provision to the contrary contained in this Article X, in the event that, as a result of a Casualty in the last two (2) years of the Lease Term, Lessee shall reasonably estimate in the exercise of good faith business judgment that the applicable Property cannot be used for the same purpose and substantially with the same utility as before such Casualty (and Lessee provides to Lessor an officer’s certificate executed by an officer of Lessee certifying to the same), then, subject to the terms and conditions set forth in this subsection (c), Lessee shall have the right, exercisable by written notice given to Lessor no later than ninety (90) days following such Casualty, to terminate this Lease with respect to such damaged Property (and in connection with such termination, the Base Annual Rental shall be reduced as set forth in Section 10.03 below). If Lessee elects to terminate, this Lease shall terminate with respect to such Property as of the last day of the month during which Lessee makes such election. Lessee shall vacate and surrender such Property by such termination date, in accordance with the provisions of this Lease, and all obligations of either party hereunder with respect to such Property shall cease as of the date of termination; provided, however, Lessee’s obligations to the Indemnified Parties under any indemnification provisions of this Lease with respect to such Property and Lessee’s obligations to pay Rental and all other Monetary Obligations (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination subject to, and in accordance with, the terms hereof. In such event, Lessor may retain all Net Awards related to the Casualty, and Lessee shall immediately pay Lessor an amount equal to the insurance deductible applicable to any Casualty.

(d)
Rental. Solely for the purpose of removal of a Property pursuant to Section 10.02 or Section 10.03, the Base Annual Rental shall be reduced by an amount equal to the Lease Rate multiplied by the Net Award.
Section 10.04.
Temporary Taking. In the event of a Condemnation of all or any part of any Property for a temporary use (a “Temporary Taking”), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other Monetary Obligation payable hereunder. Except as provided below, Lessee shall be entitled to the entire Net Award for a Temporary Taking, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which event the Net Award made for such Temporary Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the provisions of Section 6.02, promptly commence and complete restoration of such Property.
Section 10.05.
Adjustment of Losses. Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any Net Award relating to a Total Condemnation or a Partial Condemnation shall be adjusted by Lessor or, at Lessor’s election, Lessee. Notwithstanding the foregoing or any other provisions of this Section 10.05 to the contrary, if at the time of any Condemnation or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee’s claim, if any, for a Net Award on account of such Condemnation or such Casualty and to collect such Net Award and apply the same to the curing of such Event of Default and any other then existing Event of Default under this Lease and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.
Section 10.06.
Lessee Obligation in Event of Casualty. During all periods of time following a Casualty, Lessee shall take reasonable steps to ensure that the affected Property is secure and does not pose any risk of harm to any adjoining property and Persons (including owners or occupants of such adjoining property).
Section 10.07.
Lessee Awards and Payments. Notwithstanding any provision contained in this Article X, Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of any personal property owned by Lessee, any insurance proceeds with respect to any personal property owned by Lessee, the interruption of its business and moving expenses (subject, however, to the provisions of Section 5.03(a)(iv) above), but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor’s claim for the Condemnation or Casualty, or otherwise reduce the amount recoverable by Lessor for the Condemnation or Casualty.

Article XI

Default, Conditional Limitations,
Remedies and Measure of Damages
Section 11.01.
Event of Default. Each of the following shall be an event of default by Lessee under this Lease (each, an “Event of Default”):
(a)
if any representation or warranty of Lessee set forth in this Lease is false in any material respect when made, or if Lessee renders any materially false statement or account when made;
(b)
if any Rental or other Monetary Obligation due under this Lease is not paid when due and such failure continues for more than three (3) Business Days after written notice from Lessor; provided, however, Lessor shall only be required to provide such notice once in any twelve (12) month period;
(c)
if Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against any of the Properties;
(d)
if Lessee vacates, abandons or ceases to conduct business operations at the Property (excluding periods solely related to the installation of equipment or facilitating the changeover of the facilities at the Property to permit the manufacturing or development of products all in the ordinary course of business, where personnel are on site at the Property and are actively working on and pursuing the same to completion); provided that Lessee shall not be deemed to vacate, abandon or cease to conduct business operations at the Property if Lessee: (i) temporarily “goes dark,” vacates, abandons or ceases to conduct business operations at the Property for no more than one (1) month; (ii) ceases operation solely as a result of Casualty or Condemnation and is in compliance with Article X of this Lease; (iii) ceases operation solely as a result of a Force Majeure Event; (iv) is conducting scheduled regular and/or emergency maintenance and repairs to facilities located at the Property, all in the ordinary course of business, where personnel are on site at the Property and are actively working on and pursuing the same to completion; or (v) is constructing permitted alterations, including, without limitation, alterations as set forth in this Lease where personnel are on site at the Property and are actively working on and pursuing the same to completion;
(e)
if there is an Insolvency Event affecting Lessee or Guarantor;

(f)
if Lessee fails to observe or perform any of the other covenants, conditions or obligations of Lessee in this Lease; provided, however, if any such failure does not involve the payment of any Monetary Obligation, does not place any Property or any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to cure within thirty (30) days following written notice thereof from Lessor, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of thirty (30) days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;
(g)
if Lessee fails to maintain, or renew prior to the expiration of the Lease Term, any necessary permit or license that is either: (i) applicable to its then current operation of a Permitted Facility or (ii) required to operate in the Properties for the Permitted Use and such failure, in either instance, continues for fifteen (15) days following written notice thereof from Lessor;
(h)
if a final, non-appealable judgment is rendered by a court against Lessee or Guarantor which: (i) either (A) fundamentally impairs Guarantor’s or Lessee’s ability to perform Guarantors or Lessee’s obligations under this Lease or the other Transaction Documents; or (ii) is an event of default under any documents that evidence, govern or secure senior financing or credit extended to Guarantor or Lessee and (ii) is not discharged or provision made for such discharge within ninety (90) days from the date of entry thereof;
(i)
if Lessee or Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;
(j)
if the estate or interest of Lessee in any of the Properties shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made; or
(k)
if there is an Event of Default or other breach or default by Lessee or Guarantor under any of the Transaction Documents, after the passage of all applicable notice and cure or grace periods.
Section 11.02.
Remedies. Upon the occurrence of an Event of Default, with or without notice or demand, except as otherwise expressly provided herein or such other notice as may be required by statute and cannot be waived by Lessee, Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at Law or in equity, including, without limitation, any one or more of the following:
(a)
to terminate this Lease, whereupon Lessee’s right to possession of the Properties shall cease and this Lease, except as to Lessee’s liability, shall be terminated;

(b)
to the extent not prohibited by applicable Law, to (i) re-enter and take possession of the Properties (or any part thereof) and, subject to the rights of any Persons with a senior security interest or other contractual right to any or all Personalty of Lessee upon the Properties and, to the extent permissible, permits, licenses, and (ii) expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar Law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of the Properties to Lessor, deliver to Lessor or its agents the keys to the Properties, or both, such actions shall be deemed to be in compliance with Lessor’s rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate;
(c)
to relet the Properties or any part thereof for such term or terms (including a term which extends beyond the Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the Rental and other Monetary Obligations due from Lessee in such order as Lessor may, in its sole discretion, determine, which other Monetary Obligations include, without limitation, all reasonable and actual repossession costs, brokerage commissions, attorneys’ fees and expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting;
(d)
to recover from Lessee all Costs and Losses paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced;
(e)
to immediately or at any time thereafter, and with or without notice, at Lessor’s sole option but without any obligation to do so, correct such breach or default and charge Lessee all Costs incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor’s right to exercise any or all remedies set forth herein;
(f)
to immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease or any other Transaction Document against any sum owing by Lessee hereunder;
(g)
to immediately or at any time thereafter apply any deposit from Lessee held by Lessor to any amounts Lessee owes Lessor;

(h)
Without limiting the generality of the foregoing or limiting in any way the rights of Lessor under this Lease or otherwise under applicable Laws, at any time after the occurrence, and during the continuance, of an Event of Default, Lessor shall be entitled to apply for and seek the appointment of a receiver under and subject to applicable Law by a court of competent jurisdiction in any action taken by Lessor to enforce its rights and remedies hereunder in order to protect and preserve Lessor’s interest under this Lease or in the Properties and the Personalty; and/or
(i)
to seek any equitable relief available to Lessor, including, without limitation, the right of specific performance; or
(j)
Lessor agrees to use commercially reasonable efforts to mitigate its damages, subject, however, to the following conditions: (i) such commercially reasonable efforts shall not require Lessor to relet the Property either in whole or in part, nor in preference to any other space at the Property or any other property owned or managed by Lessor or Lessor’s direct or indirect parent company, affiliates or subsidiaries; (ii) such reasonable efforts shall not require Lessor to relet the Property to any party that Lessor could reasonably reject as an assignee or sublessee under this Lease; (iii) Lessor shall not be obligated to solicit or entertain negotiations with any other prospective tenants for the Property until Lessor obtains full and complete possession of the Property, free of any occupants and of any right or claim of Lessee (or anyone claiming under or through Lessee) seeking or based on continuation or restoration of possession or occupancy rights; and (iv) Lessor shall not be obligated to relet the Property to a tenant with insufficient credit or financial resources, for a lesser rental, for a different use, or under other terms and conditions that are unacceptable to Lessor under Lessor’s then current leasing policies for comparable space. Any reletting by Lessor may be on terms acceptable to Lessor in its sole discretion, for a shorter or longer period of time than the Term, and may include repairs, alterations and improvements, allowances and other concessions. Any failure to accomplish reletting the Property shall not reduce any damages owing by Lessee under this Lease, and Lessor shall not be responsible or liable for any failure to collect any rent due upon such reletting. Lessor may also elect in its sole discretion to sell the Property in lieu of re-letting the Property with any deficiency between Lessor’s total investment and the net sale proceeds being realized a liability of Lessee as damages for any breach of this Lease. Lessor’s determination of compliance with this Section 11.02 shall be within Lessor’s sole and absolute discretion and be binding absent conclusive proof by Lessee of bad faith.
Section 11.03.
Cumulative Remedies. All powers and remedies given by Section 11.02 to Lessor, subject to applicable Law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section 11.03 or by Law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor’s right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

Section 11.04.
Lessee Waiver. Lessee hereby expressly waives, for itself and all Persons claiming by, through and under Lessee, including creditors of all kinds, (a) any right and privilege which Lessee has under any present or future Legal Requirements to redeem the Properties or to have a continuance of this Lease for the Lease Term after termination of Lessee’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease; (b) the benefits of any present or future Legal Requirement that exempts property from liability for debt or for distress for rent; (c) any present or future Legal Requirement relating to notice or delay in levy of execution in case of eviction of a Lessee for nonpayment of rent; and (d) any benefits and lien rights which may arise pursuant to any present or future Legal Requirement.
Article XII

Mortgage, Subordination and Attornment
Section 12.01.
No Liens. Lessor’s interest in this Lease and/or the Properties shall not be subordinate to any liens or encumbrances placed upon the Properties by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, EASEMENTS AND SECURITY INTERESTS OF ANY KIND, UPON ALL OR ANY PART OF THE PROPERTIES OR LESSEE’S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID.
Section 12.02.
Subordination. This Lease at all times shall automatically be subordinate to the lien of any and all ground leases and Mortgages now or hereafter placed upon any of the Properties by Lessor, provided that, the mortgagee or beneficiary named in the Mortgage, and subject to appropriate provisions for non-disturbance to the extent that an Event of Default under this Lease has not occurred and is continuing, and Lessee agrees to attorn to such mortgagee or beneficiary named in the Mortgage or any purchaser at a sale by foreclosure or power of sale. Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such ground leases and Mortgages as shall be desired by Lessor, or any present or proposed mortgagees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Properties under the terms of this Lease, notwithstanding any default in any or all such ground leases or Mortgages, or after the foreclosure of any such Mortgages, so long as no Event of Default shall have occurred and be continuing.

Section 12.03.
Attornment. In the event any purchaser or assignee of any Lender at a foreclosure sale acquires title to any of the Properties, or in the event that any Lender or any purchaser or assignee otherwise succeeds to the rights of Lessor as Lessor under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a “Successor Lessor”), and recognize the Successor Lessor as lessor under this Lease as long as Successor Lessor recognizes Lessee’s rights hereunder and does not disturb Lessee, and, subject to the provisions of this Article XII, this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of Lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self-operative and effective without the execution of any further instruments.
Section 12.04.
Execution of Additional Documents. Although the provisions in this Article XII shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver such additional reasonable instruments as may be reasonably required for such purposes.
Section 12.05.
Notice to Lender. Lessee shall give written notice to any Lender of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease and give such Lender at least thirty (30) days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto.

Article XIII

Assignment
Section 13.01.
Assignment by Lessor. As a material inducement to Lessor’s willingness to enter into the transactions contemplated by this Lease (the “Transaction”) and the other Transaction Documents, Lessee hereby agrees that Lessor may, from time to time and at any time and without the consent of Lessee but in all cases subject to the terms and conditions of this Lease including Exhibit C attached hereto, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: (a) the sale, assignment, grant, conveyance, transfer, financing, re financing, purchase or re acquisition of all, less than all or any portion of the Properties, this Lease or any other Transaction Document, Lessor’s right, title and interest in this Lease or any other Transaction Document, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing; or (b) a Securitization and related transactions. Without in any way limiting the foregoing, the parties acknowledge and agree that Lessor, in its sole discretion, may assign this Lease or any interest herein to another Person in order to maintain Lessor’s or any of its Affiliates’ status as a REIT. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee (so long as Lessor and such purchaser or assignee notify Lessee in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Lessor hereunder from and after the date of such assignment). At the request of Lessor, Lessee will execute such documents confirming the sale, assignment or other transfer and such other agreements as Lessor may reasonably request, provided that the same do not increase the liabilities and obligations of Lessee hereunder and include Successor Lessor’s express assumption of all Lessor’s obligations hereunder. Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.
Section 13.02.
No Assignment by Lessee. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Properties in entering into this Lease. Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest herein or any interest in Lessee, whether by operation of Law or otherwise, without the prior written consent of Lessor, which may not be unreasonably conditioned, delayed or withheld. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to a written assumption agreement in form and substance reasonably acceptable to Lessor. Such assignment of this Lease pursuant to this Section 13.02 shall not relieve Lessee of its obligations respecting this Lease unless otherwise agreed to by Lessor. Any assignment, transfer, conveyance, pledge or mortgage in violation of this Section 13.02 shall be voidable at the sole option of Lessor. Any consent to an assignment given by Lessor hereunder shall not be deemed a consent to any subsequent assignment.

Section 13.03.
No Sale of Assets. Without the prior written consent of Lessor, not to be unreasonably withheld, Lessee shall not sell all or substantially all of Lessee’s assets located on and used in the operation of the Permitted Facilities at the Properties, except in connection with an assumption of this Lease pursuant to Section 13.05 below; provided, however, that Lessee may sell Lessee’s intellectual property, licenses, contracts, or regulatory assets (collectively, the “Intangible Assets”) to the extent such sale of the Intangible Assets is: (a) at arm’s length and (b) in connection with a licensing, royalty, or other contractual or financial arrangement, provided that such licensing, royalty, or other contractual or financial arrangement is in the ordinary course of running its business. Any sale of Lessee’s assets in violation of this Section 13.03, shall be voidable at the sole option of Lessor. Any consent to a sale of Lessee’s assets given by Lessor hereunder shall not be deemed a consent to any subsequent sale of Lessee’s assets.
Section 13.04.
Subletting. Provided no Event of Default has occurred and is continuing, Lessee shall have the right to sublease any or all of the Properties; provided, however, (a) the term of any such sublease shall not extend beyond the Lease Term; (b) the sublease shall be for no use other than a Permitted Facility; (c) the sublease shall be subject and subordinate to this Lease and shall not contain any terms inconsistent with this Lease; (d) Lessee shall at all times remain fully and primarily liable under this Lease; (e) the rent due under such sublease shall be fixed rent and shall not be based on the net profits of the sublessee; and (f) the sublease is approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed (each, a “Sublease”); provided that the terms and provisions of this Section 13.04 are satisfied. As security for the payment and performance by Lessee of its obligations under this Lease, Lessee hereby assigns, transfers, sets over and grants to Lessor, a security interest in any and all of Lessee’s right, title and interest, powers, privileges and other benefits as Lessor under the Subleases, including, without limitation: (i) rent and proceeds thereof; (ii) the right to enter upon, take possession of and use any and all Property subleased or granted by Lessee under the Subleases; (iii) the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the happening of any default giving rise to a right in favor of Lessee under the Subleases; and (iv) the right to do any and all other things whatsoever which Lessee is or may become entitled to do under the Subleases. Upon the occurrence of and during the continuance of an Event of Default hereunder, Lessee agrees that, at the option of Lessor and in addition to such other rights and remedies as may be afforded to Lessor under this Lease, Lessor shall have the right, without giving notice to or obtaining the consent of Lessee, to exercise, enforce or avail itself of any of the rights, powers, privileges, authorizations or benefits assigned and transferred to Lessor pursuant to this Section 13.04, including, without limitation, the right to collect all amounts due under the Subleases. From and after the occurrence of an Event of Default, Lessee does hereby irrevocably appoint Lessor as Lessee’s true and lawful attorney, with full power (in the name of Lessee or otherwise) to ask, require, demand, receive and give acquittance for every payment under or arising out of the Subleases to which Lessee is or may become entitled. Lessee declares that this appointment is coupled with an interest and shall be irrevocable by Lessee. Lessee further agrees to execute any and all other instruments deemed reasonably necessary by Lessor to further the intent of the foregoing assignment and to vest Lessor in the Subleases. Notwithstanding any provision contained in this Section 13.04, (i) Lessor shall not be obligated to perform or discharge any obligation, duty or liability under the Subleases by reason of the foregoing assignment; and (ii) Lessor shall not be liable or responsible for, and Lessee agrees to indemnify and hold Lessor harmless from and against any liability, loss, cost or damage, claim or demand against Lessor arising, directly or indirectly, from or related to the Subleases.

Section 13.05.
Permitted Assignments. Notwithstanding anything herein to the contrary contained in this Lease and provided that no event of default has occurred and is continuing and provided further that any assignee agrees to assume all of Lessee’s obligations under this Lease, Lessee shall have the right to assign or otherwise transfer all, but not less than all, of its interest in, to and under this Lease without Lessor’s consent to (each, a “Permitted Assignment”): (a) an Affiliate of Lessee, (b) any entity which purchases or otherwise acquires all or substantially all of the assets or equity interests of Lessee or Guarantor in a bona fide sale for fair market value, (c) the merger, consolidation or other corporate reorganization of Lessee or Guarantor, (d) any sublease or assignment by Lessee to a separate legal entity so long as the original named Lessee has control of, is controlled by or is in common control with such separate legal entity; or (e) a Qualified Operator. A “Qualified Operator” shall mean a Person who, following the consummation of the assignment contemplated herein, (i) operates facilities similar to the Permitted Use; (ii) has a CFCCR of at least 1.25; (iii) generates EBITDA greater than $15,000,000 during a trailing twelve (12) month period; and (iv) has a Lease Adjusted Leverage of no more than 6.45x (each, a “QO Permitted Transfer”); provided, however, that Lessee may satisfy the foregoing conditions of a Qualified Operator by providing, or causing to be provided, a guaranty agreement, in form and substance reasonably acceptable to and approved by Lessor, in writing, which guaranty shall be from an entity that meets the requirements of (i), (ii), (iii), and (iv) set forth in this Section. In the event that Lessee effects a QO Permitted Transfer pursuant to clause (c), Lessee shall be released from any liability arising under this Lease from and after the date of such assignment. In the event that Lessee effects a QO Permitted Transfer pursuant to clauses (a) or (b), Lessee shall not be released from liability under this Lease. Notwithstanding the foregoing or anything to the contrary contained herein, any lender, including any agent (or administrative agent) representing a group of lenders, who extended credit to either Lessee or Guarantor (collectively, a “Senior Creditor”), which extension of credit is secured by a lien on all or substantially all of the assets of Lessee or Guarantor, or entity designated by such Senior Creditor, may, directly or indirectly, take an assignment (a “Lessee Lender Assignment”) of this Lease (or cause this Lease to be assigned) without violating the limitation on assignments hereunder so long as such Senior Creditor or designee of such Senior Creditor ( the “Lessee Lender Assignee”) operates the Permitted Facilities in accordance with a Permitted Use or cause the Permitted Facilities to be operated for a Permitted Use. In the event of a Lessee Lender Assignment, any default under Section 11.01(e) shall be deemed cured and waived by Lessor with regard to the financial condition of the prior Lessee; provided that: (1) the Lessee Lender Assignee under the Lessee Lender Assignment shall be bound by Section 11.01(e) from and after the date of such assignment, and (2) the Lessee Lender Assignee satisfies the following upon a request from Lessor or Lessor’s lender: (x) Lessee Lender Assignee provides Lessor with (I) reasonably satisfactory evidence that the assets of Lessee Lender Assignee or its parent company or lease guarantor (as applicable) are not (or no longer) subject to the jurisdiction of the bankruptcy court (if applicable), (II) reasonably satisfactory evidence that this Lease or its Guaranty (as applicable) has been affirmed (which evidence shall include a copy of the court order affirming this Lease or its Guaranty, if required by Lessor’s lender) or Lessee Lender Assignee reaffirms, in writing, that this Lease or its Guaranty are unmodified and in full force and effect and (III) an updated tenant estoppel certificate from Lessee Lender Assignee that is reasonably acceptable to Lessor and Lessor’s lender confirming, among other things, that this Lease is in full force and effect, that the Permitted Facilities are open for business for the Permitted Use and Lessee Lender Assignee is obligated to pay full contractual rent hereunder (without offset or free rent credit), Lessee Lender

Assignee affirms this Lease (on terms identical to this Lease prior to any bankruptcy action) and that there is no default by Lessor under this Lease (or identifying the alleged default); provided, however, delivery of such estoppel by Lessee Lender Assignee shall not be deemed a waiver by Lessee Lender Assignee of any default by Lessor under this Lease that Lessee Lender Assignee first becomes aware of after the date of the assignment.
Article XIV

Lien and Security
Section 14.01.
Lessor’s Lien and Security Interest. Lessee agrees that Lessor shall have a landlord’s lien, in, on and against all of Lessee’s right, title and interest in, to and under all Personalty, which lien and security interest shall secure the payment of all Rental and other Monetary Obligations payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease. Lessee agrees that Lessor may file such documents as Lessor then deems appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Lessor whether hereunder or at Law or in equity, in the Event of Default of Lessee hereunder, Lessor shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the states where the Properties are located. Lessee covenants to promptly notify Lessor of any changes in Lessee’s name and/or organizational structure which may necessitate the execution and filing of additional financing statements; provided, however, the foregoing shall not be construed as Lessor’s consent to such changes. Upon the written request of Lessee or Lessee’s senior lender, Lessor shall agree to subordinate its landlord’s lien in Personalty that is collateral for any lien granted by Lessee in favor of Lessee’s senior lender; provided, that the subordination agreement shall be in form and substance mutually agreeable to Lessee’s senior lender and Lessor.

Lessee hereby ratifies its authorization for Lessor or any of its Affiliates to have filed in any Uniform Commercial Code jurisdiction any initial financing statement and any amendments thereto covering the Personalty pledged herein, if filed prior to the Effective Date.

Article XV

Notices

Section 15.01.
Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Lease shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) email transmission, and shall be deemed to have been delivered upon (i) receipt, if hand delivered; (ii) the next Business Day, if delivered by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by email transmission. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to Lessee:	Societal CDMO, Inc. 1300 Gould Drive Gainesville, GA 30504 Attention: Chief Financial Officer Email: ryan.lake@societalcdmo.com
With a copy to:	Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103 Attention: Matthew J. Swett, Esq. Email: matthew.swett@troutman.com
If to Lessor:	Tenet Equity Funding SPE Gainesville, LLC 7332 E. Butherus Dr., Suite 100 Scottsdale, Arizona 85260 Attention: General Counsel Email: legalnotice@tenetequity.com
With a copy to:	Nixon Peabody One California Plaza 300 S Grand Ave #4100 Los Angeles, CA 90071 Attention: Justin X. Thompson E-mail: jthompson@nixonpeabody.com or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

Article XVI

Miscellaneous
Section 16.01.
Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any labor dispute, fire, unusual delay in transportation or delivery, unavoidable casualty, flood, earthquake, governmental restrictions, civil disturbance, war terrorism, freight embargo, riot, sabotage (by persons other than Lessee, Guarantor, or any of their Affiliates), breaches in cybersecurity, unusual industry material shortage or any other similar act or condition, in all cases only to the extent the event in question is beyond the control of and without the fault or negligence of Lessee, Guarantor, or any of their Affiliates; provided, however, that a lack of funds in and of itself shall not be deemed a cause beyond the control of Lessee (collectively, a "Force Majeure"), shall excuse the performance of such party only for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Notwithstanding anything to the contrary contained in this Lease, no event of Force Majeure shall (i) excuse Lessee’s Rental and other Monetary Obligations to be paid hereunder, or (ii) be grounds for Lessee to abate any portion of Rental or other Monetary Obligations to be paid hereunder, or entitle either party to terminate this Lease, except as allowed pursuant to Article X of this Lease.
Section 16.02.
No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Properties by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of any of the Properties or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Properties or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
Section 16.03.
Interpretation. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.
Section 16.04.
Characterization. The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Lessor entering into this Lease:

(a)
Lessor and Lessee intend that (i) this Lease constitutes an unseverable, unitary and single lease of all, but not less than all, of the Properties, and, if at any time this Lease covers other real property in addition to the Properties, neither this Lease, nor Lessee’s obligations or rights hereunder may be allocated or otherwise divided among such properties by Lessee; (ii) this Lease is a “true lease,” and is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee, this Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de facto or de jure) between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.
(b)
Except as provided in Section 16.04(c)(ii) below, Lessor and Lessee covenant and agree that: (i) each intends to treat this Lease as an operating lease pursuant to Accounting Standards Codification No. 842, as amended, and as a true lease for state Law reporting purposes and for federal income tax purposes; (ii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to Governmental Authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 16.04; (iii) with respect to the Properties, the initial Lease Term is less than seventy-five percent (75%) of the estimated remaining economic life of the Properties; and (iv) the Base Annual Rental is the fair market value for the use of the Properties and was agreed to by Lessor and Lessee on that basis, and the execution and delivery of, and the performance by Lessee of its obligations under, this Lease do not constitute a transfer of all or any part of the Properties.
(c)
Lessee waives any claim or defense based upon Lessor’s characterization of this Lease as anything other than a true lease and as a master lease of all of the Properties. Lessee stipulates and agrees (i) not to challenge Lessor’s determination of the validity, enforceability or characterization of this Lease of the Properties as a true lease and/or as a single, unitary, unseverable instrument pertaining to this Lease of all, but not less than all, of the Properties; and (ii) not to assert or take or omit to take any action inconsistent with the intentions, agreements and understandings set forth in this Section 16.04, except that Lessee may treat this Lease as a failed sale-leaseback for accounting purposes pursuant to Accounting Standards Codification No.’s 606 and 842.
Section 16.05.
Disclosures.
(a)
Securities Act or Exchange Act. The parties agree that, notwithstanding any provision contained in this Lease, any party (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, any matter required under the Securities Act or the Exchange Act.

(b)
Lessor Advertising and Related Publications. Lessor may use Lessee’s name, trademarks, logos, pictures of stores and signage, and basic Transaction information (collectively “Lessee’s Information”) solely in connection with Lessor’s sales, advertising, and press release materials, including on Lessor’s website.
(c)
Public Disclosures. Lessee may make a public disclosure, including press releases or any form of media release, of this Lease Agreement or any transactions relating hereto.
Section 16.06.
Attorneys’ Fees. In the event of any judicial or other adversarial proceeding concerning this Lease, to the extent permitted by Law, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other Costs in addition to any other relief to which it may be entitled.
Section 16.07.
No Brokerage. LESSOR AND LESSEE REPRESENT AND WARRANT TO EACH OTHER THAT THEY HAVE HAD NO CONVERSATION OR NEGOTIATIONS WITH ANY BROKER CONCERNING THE LEASING OF THE PROPERTIES, EXCEPT CRESA ON BEHALF OF LESSEE, WHICH COSTS SHALL BE THE SOLE RESPONSIBILITY OF LESSEE. EACH OF LESSOR AND LESSEE AGREES TO PROTECT, INDEMNIFY, SAVE AND KEEP HARMLESS THE OTHER, AGAINST AND FROM ALL LIABILITIES, CLAIMS, LOSSES, COSTS, DAMAGES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, ARISING OUT OF, RESULTING FROM OR IN CONNECTION WITH THEIR BREACH OF THE FOREGOING WARRANTY AND REPRESENTATION.

Section 16.08.
Waiver of Jury Trial and Certain Damages. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE’S USE OR OCCUPANCY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, MANAGERS OR EMPLOYEES OF LESSOR OR LESSEE, AS APPLICABLE, OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY LESSOR AND LESSEE OF ANY RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

Section 16.09.
Marketing and Securitizations. As a material inducement to Lessor’s willingness to enter into the Transactions contemplated by this Lease and the other Transaction Documents, Lessee hereby acknowledges and agrees that Lessor may, from time to time and at any time (a) advertise, issue press releases, send direct mail or otherwise disclose information regarding the Transaction for marketing purposes; and (b) (i) act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (ii) permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in Section 13.01 of this Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (i) and (ii) in this paragraph, whether proposed or completed, are referred to in this Lease as a “Securitization”). Lessee shall cooperate fully with Lessor with respect to all reasonable requests and due diligence procedures and use reasonable efforts to facilitate such Securitization, provided that such cooperation shall be at no additional cost or expense to Lessee so long as Lessee is not otherwise required to provide such information to Lessor pursuant to the other provisions of this Lease.
Section 16.10.
Additional Provisions and State-Specific Provisions. The provisions and/or remedies which are set forth on the attached Exhibit C shall be deemed a part of and included within the terms and conditions of this Lease.
Section 16.11.
Time is of the Essence; Computation. Time is of the essence with respect to each and every provision of this Lease. If any deadline provided herein falls on a non-Business Day, such deadline shall be extended to the next day that is a Business Day.
Section 16.12.
Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the Rental and other Monetary Obligations stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such Rental or other Monetary Obligations then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor’s right to collect any unpaid amounts or an accord and satisfaction.
Section 16.13.
Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

Section 16.14.
Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.
Section 16.15.
Other Documents. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.
Section 16.16.
Entire Agreement. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.
Section 16.17.
Forum Selection; Jurisdiction; Venue; Choice of Law. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the state or states where the Properties are located. Lessee and Lessor each consent that it may be served with any process or paper by registered mail or by personal service within or without the state or states where the Properties are located subject to governing Law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. This Lease shall be governed by, and construed with, the Laws of the applicable state or states in which the Properties are located, without giving effect to any state’s conflict of Laws principles.
Section 16.18.
Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original. Furthermore, the undersigned agree that transmission of this Lease via e-mail in a “.pdf” or other electronic format shall be deemed transmission of this Lease for all purposes.
Section 16.19.
Guaranty. Lessor's execution of this Lease is conditioned upon its receipt of a guaranty of Lessee’s obligations under this Lease executed by the Guarantor named in the Basic Lease Terms, such guaranty to be in the form and substance as set forth in Exhibit E attached hereto and incorporated herein by this reference, or in any other form or substance reasonably requested by Lessor (the “Guaranty”). The execution of the Guaranty is a material inducement to Lessor to enter into this Lease. The obligations hereunder imposed upon Lessee shall be the joint and several obligations of Lessee and the Guarantor, and Lessor need not first proceed against the Lessee hereunder before proceeding against Guarantor, nor shall the Guarantor be released from its Guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give Guarantor any notices hereunder.

[Remainder of page intentionally left blank; signature page(s) to follow]

IN WITNESS WHEREOF, Lessor has entered into this Lease as of the date first above written.

LESSOR:

Tenet Equity Funding SPE Gainesville, LLC

a Delaware limited liability company

By: /s/ Michael J. Zieg_____________________________

Printed Name: Michael J. Zieg

Title: Chief Operating Officer

IN WITNESS WHEREOF, Lessee has entered into this Lease as of the date first above written.

SOCIETAL CDMO GAINESVILLE, LLC, a Massachusetts limited liability company:

By: /s/ Ryan D. Lake_______________________________

Printed Name: Ryan D. Lake

Title: Chief Financial Officer

EXHIBITS

Exhibit A: Legal Descriptions and Street Addresses of the Properties

Exhibit B: Authorization Agreement - Pre-Arranged Payments

Exhibit C: Additional Provisions

Exhibit D: Reserved

Exhibit E: Guaranty

Schedule 8.03 Supplemental Financial Information

EXHIBIT A

LEGAL DESCRIPTIONS AND STREET ADDRESSES OF THE PROPERTIES

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF Hall, STATE OF GA, AND IS DESCRIBED AS FOLLOWS:

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 16 OF THE 8TH LAND DISTRICT, HALL COUNTY, GEORGIA, AND KNOWN AS TRACT 1A, BEING AN APPROXIMATELY 27.312 ACRE TRACT, AS SHOWN ON THAT PLAT RECORDED IN PLAT BOOK 882, PAGE 308, HALL COUNTY, GEORGIA RECORDS.

EXHIBIT B

FORM OF AUTHORIZATION AGREEMENT – PREARRANGED PAYMENTS

EXHIBIT C

ADDITIONAL PROVISIONS

1.
Right of First Offer.
(b)
Initiation. If at any time during the Lease Term Lessor shall decide to sell Lessor’s fee interest in the Property (“Lessor’s Interest”), provided that an Event of Default shall not have occurred and be continuing under this Lease or any of the Transaction Documents, then Lessor shall give to Lessee prior written notice thereof (a “Sale Notice”), which shall set forth the cash price for which Lessor is willing to sell Lessor’s Interest (the “Proposed Cash Price”) and the other material terms and conditions for such sale (the “Other Material Terms”), and be deemed an offer by Lessor to sell the Property to Lessee for the Proposed Cash Price and on the Other Material Terms.
(c)
Right of First Offer. Upon receipt of a Sale Notice, Lessee shall have the right, exercisable by Lessee giving written notice thereof (a “ROFO Offer Acceptance”) to Lessor within ten (10) business days after Lessee’s receipt of such Sale Notice, to accept the offer to purchase Lessor’s Interest. If Lessee delivers to Lessor a ROFO Offer Acceptance, then Lessor and Lessee shall negotiate in good faith to enter into a purchase and sale agreement pursuant to which Lessor and Lessee shall consummate the purchase and sale of the Lessor’s Interest on the date that is ninety (90) days after receipt by Lessor of the ROFO Offer Acceptance for the Proposed Cash Price, free and clear of all liens, pledges, security interests and other encumbrances (other than the Permitted Exceptions), and otherwise on the applicable Other Material Terms and such other customary terms and conditions as are reasonably acceptable to Lessor and Lessee.
(d)
Right to Sell to Third Parties. If Lessee fails to timely deliver a ROFO Offer Acceptance to Lessor following receipt of a Sale Notice from Lessor, then Lessor shall have the right to consummate a sale of Lessor’s Interest to any third party purchaser (a “Third Party Purchaser”) during the period commencing on the last date Lessee could have delivered such ROFO Offer Acceptance and expiring on the date that is one year after such date (a “Third Party Sale Period”), provided that the cash proceeds to Lessor is at least 90% of the applicable Cash Price and otherwise on terms that are not more favorable to the Purchaser than the applicable Other Material Terms. If Lessor elects to sell the Property at less than 90% of the Cash Price, then Section 2 of this Exhibit C shall apply.
(e)
Expiration of Third Party Sale Period. If Lessor fails to sell Lessor’s Interest to a Third Party Purchaser pursuant to Section 1(c) of this Exhibit C prior to the expiration of the applicable Third Party Sale Period, then, thereafter, Lessor may not sell Lessor’s Interest to a Third Party Purchaser without first complying with Section 1 and Section 2 of this Exhibit C, as applicable.

(f)
Failure to Close. In the event that Lessor defaults in its obligation to sell Lessor’s Interest to Lessee if and when required to do so under this Section 1(e) of this Exhibit C, Lessee, in addition to any other rights or remedies available at law or in equity, shall have the right to seek specific performance of Lessor’s obligations hereunder, together with the right to recover Lessee’s reasonable legal fees actually incurred in connection with seeking specific performance. In the event Lessee delivers a ROFO Offer Acceptance, and subsequently defaults in its obligation to purchase Lessor’s Interest if and when required to do so under this Section 1 of this Exhibit C, then Lessee shall reimburse Lessor for all out of pocket expenses incurred in connection therewith and thereafter have no further rights and Lessor shall have no further obligations under this Exhibit C.
(g)
Transfer to Affiliates. Lessee’s rights under this Section 1of this Exhibit C shall not apply to, but shall survive: (i) a transfer of Lessor’s Interest to an Affiliate, (ii) a sale of a portfolio of properties including the Property (or interest in Lessor) wherein the Property (or the interest of Lessor therein) constitutes less than fifty percent (50%) of the value of such portfolio, or (iii) a transfer of Lessor’s Interest to a Lender for security or upon the foreclosure of such security by such Lender or delivery of a deed-in-lieu of foreclosure or other acquisition of title to the Property by such Lender or to any subsequent sale by such Lender or its designee. For the avoidance of doubt, Lessee’s rights under this section shall be binding upon any successor to Lessor’s interest in the Property.
1.
Right of First Refusal.
(b)
Lessor grants to Lessee a right of first refusal (the “First Refusal Right”), to purchase on the following terms and conditions; provided, that no Event of Default shall have occurred and be continuing. If at any time after the Effective Date, Lessor receives an offer from a third-party for the sale of Lessor’s Interest that Lessor intends to accept (the “Third Party Offer”), Lessor shall offer Lessee the right to purchase Lessor’s Interest by sending to Lessee a written notice (the “Offer Notice”) enclosing the material terms of the Third Party Offer. Lessee shall have ten (10) Business Days from the receipt of the Offer Notice within which to exercise such First Refusal Right by written notice of exercise to Lessor on the same terms as the Third Party Offer (“Lessee’s Exercise Notice”). If Lessor and Lessee do not execute a commercially reasonable binding purchase agreement in a customary form for the proposed transaction for the purchase and sale of Lessor’s Interest within fifteen (15) days following Lessee’s receipt of same from Lessor, Lessee’s Exercise Notice shall be deemed withdrawn and Lessor shall be free to proceed with the Third Party Offer, subject to Section 2(b) of this Exhibit C below.

(c)
If the parties fail to execute a binding purchase agreement as provided in Section 2(a) of this Exhibit C above, or if Lessee fails to provide Lessee’s Exercise Notice to Lessor within such three (3) Business Day period (which shall be conclusively deemed to be and constitute a rejection of the Offer Notice by Lessee and a waiver of Lessee’s First Refusal Right with respect to such Third Party Offer), then in either such event, Lessor shall be free thereafter to sell Lessor’s Interest to any third party on the material substantive terms and conditions as set forth in the Third Party Offer, provided such sale occurs within one (1) year of the date of the Offer Notice. If Lessor intends to sell Lessor’s Interest on terms materially different than those set forth in the Offer Notice, for a price that is less than ninety-five percent (95%) of the price contained in the Offer Notice to Lessee, or subsequent to the expiration of one (1) year after the Offer Notice, Lessor shall be required to offer Lessor’s Interest to Lessee pursuant to the terms hereof.
(d)
If an Offer Notice is validly accepted by Lessee, then Lessee shall purchase Lessor’s Interest from Lessor on the terms and conditions set forth in the Third Party Offer. If after an Offer Notice is validly accepted by Lessee and Lessee subsequently fails to complete the purchase as specified, (i) Lessee shall reimburse Lessor for its actual costs incurred in connection therewith, and (ii) this First Refusal Right shall terminate and be of no further force or effect.
(e)
This is a continuing right of first offer which shall apply during the entire Term, subject to the terms and conditions of this Section 2.
(f)
For the avoidance of doubt, the right of first refusal set forth in this Section 1 of this Exhibit C is not be applicable in connection with, but shall survive: (i) a transfer of Lessor’s Interest to an Affiliate; (ii) a sale by Lessor or its Affiliates of a larger portfolio of properties that include the Property (or interest in Lessor) wherein the Property (or the interest of Lessor therein) constitutes less than fifty percent (50%) of the value of such portfolio; or (iii) a transfer of Lessor’s Interest to a Lender for security or upon the foreclosure of such security by such Lender or delivery of a deed-in-lieu of foreclosure or other acquisition of title to the Property by such Lender or to any subsequent sale by such Lender or its designee.

3. Purchase Option. Provided that: (a) (i) no Event of Default shall have occurred and be continuing, and (ii) Lessee has not defaulted in its rights pursuant to Section 1 or 2 of this Exhibit C, then commencing on the first day of the tenth (10th) anniversary of the Effective Date and ending three (3) months thereafter, or (b) (i) Lessee has exercised the applicable Extension Option pursuant to the terms and provisions of this Lease, (ii) no Event of Default shall have occurred and be continuing, and (iii) Lessee has not defaulted in its rights pursuant to: (A) the purchase option in clause (a) of this Section 3, or (B) Section 1 or 2 of this Exhibit C, then during the period commencing on the first day of each extension term and ending three (3) months thereafter (each of (a) or (b), an “Option Period”), Lessee shall have the option to purchase Lessor’s Interest from Lessor at a price equal to the greater of: (i) fair market value (as determined by an appraisal conducted by an MAI designated appraiser mutually chosen by Lessor and Lessee, which appraisal shall assume the highest and best use of the Property and not just the Permitted Use) and (ii) for the three (3) month period following the tenth (10th) anniversary of the Effective Date, one hundred twenty percent (120%), (iii) during the first Extension Option one hundred thirty-five percent (135%), during the second Extension Option one hundred forty percent (140%), during the third Extension Option one hundred fifty percent (150%), and during the fourth Extension Option one hundred sixty percent (160%) of Lessor’s total investment in the Property (i.e., the sum of: (A) the original purchase price paid by the then lessor under this Lease, (B) any subsequent fundings advanced by Lessor to Lessee related to the Property, and (C) Lessee’s closing costs (the “Project Purchase Price”). Lessee shall exercise its rights hereunder by giving written notice to Lessor prior to the expiration of the Option Period (“Option Exercise Notice”). If Lessee delivers to Lessor an Option Exercise Notice, then Lessor and Lessee shall negotiate in good faith to enter into a purchase and sale agreement pursuant to which Lessor and Lessee shall consummate the purchase and sale of the Property on the date that is ninety (90) days after receipt by Lessor of the Option Exercise Notice for the Project Purchase Price, free and clear of all liens, pledges, security interests and other encumbrances (other than the Permitted Exceptions), and otherwise on the customary terms and conditions as are reasonably acceptable to Lessor and Lessee. Lessee shall be responsible for paying all costs in connection with the purchase and transfer of the Property, including, but not limited to, transfer costs and taxes, expenses of Lessor’s attorney fees, and any prepayment costs, penalties, or premiums, including, without limitation, all costs with respect to any defeasance (including the purchase of any securities) of any loan on the property, Lessor incurs to prepay any loan on the property in excess of the outstanding principal balance of the Lessor’s loan, if any. In the event that Lessee defaults in its obligation to close on the acquisition of the Property pursuant to this Section 3 of this Exhibit C from Lessor if and when required to do so under this Section 3 of this Exhibit C, Lessor, in addition to any other rights or remedies available at law or in equity, shall have the right to recover Lessor’s reasonable legal fees and other out of pocket expenses actually incurred in connection therewith. Additionally, if Lessee defaults in its obligation to purchase Lessor’s Interest if and when required to do so under this Section 3 of this Exhibit C, then Lessee shall have no further rights and Lessor shall have no further obligations under this Section 3 of this Exhibit C. Notwithstanding anything to the contrary, Lessee’s rights hereunder as to the Lessor’s Interest shall terminate and be null and void and of no further force and effect if this Lease terminates or upon Lessee’s purchase of Lessor’s Interest. In any such event, Lessee shall execute a quitclaim deed and/or such other documents as Lessor shall reasonably request evidencing the termination of Lessee’s right hereunder.

4. Notwithstanding anything to the contrary contained in this Lease, so long as either: (a) no Event of Default has occurred and is continuing or (b) Lessee has not defaulted in its rights pursuant to Section 1, 2 or 3 of this Exhibit C within the immediately preceding forty-eight (48) months, (i) Lessor shall not sell the Property (or any portion thereof) to a third party, (A) whose primary business is pharmaceuticals or the manufacturing or development of pharmaceuticals or a provider of pharmaceutical services; or (B) who derives a majority of their gross income from the manufacturing or development of pharmaceuticals or as a provider of pharmaceutical services (each of (A) or (B), a “Competitor”); provided, however, nothing herein shall restrict Lessor’s ability to sell the Property to a third-party, including without limitation, (1) a fund (or funds) that own an interest in a Competitor or an interest in a subsidiary or Affiliate that manufactures or develops pharmaceuticals or is a provider of pharmaceutical services, regardless of whether the criteria in (A) or (B) above are met, or (2) a Competitor that owns less than twenty percent (20%) of a fund. For the avoidance of doubt, the limitation set forth in this Section 4 shall not be applicable in connection with, but shall survive: (i) a transfer of Lessor’s Interest to an Affiliate; (ii) a sale by Lessor or its Affiliates of a larger portfolio of properties that include the Property (or interest in Lessor) wherein the Property (or the interest of Lessor therein) constitutes less than fifty percent (50%) of the value of such portfolio; or (iii) a transfer of Lessor’s Interest to a Lender for security or upon the foreclosure of such security by such Lender or delivery of a deed-in-lieu of foreclosure or other acquisition of title to the Property by such Lender or to any subsequent sale by such Lender or its designee. The covenant in this Section 4 of this Exhibit C is a personal covenant between Lessor and Lessee and not a covenant running with the land.

EXHIBIT D

Reserved

EXHIBIT E

Guaranty

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

THIS UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Guaranty”), is made as of December ___, 2022 by SOCIETAL CDMO, INC., a Pennsylvania corporation (“Guarantor”), for the benefit of Tenet Equity Funding SPE Gainesville, LLC, a Delaware limited liability company (together with its successors and assigns under the Lease (as defined below), “Lessor”).

RECITALS

A. Lessor and SOCIETAL CDMO GAINESVILLE, LLC, a Massachusetts limited liability company (“Lessee”), have entered into that certain Master Lease Agreement of even date herewith (as the same may be amended from time to time, the “Lease”), pursuant to which Lessor leases to Lessee the real property described therein and the improvements located thereon (the “Properties”).

B. As a condition to Lessor entering into the Lease, Guarantor has agreed to execute and deliver this Guaranty for the benefit of Lessor.

C. Guarantor owns a substantial direct and/or indirect interest in the Lessee and will derive substantial benefit from the Lease.

D. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

In consideration of the premises and other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, and in order to induce the Lessor to enter into the Lease, Guarantor hereby agrees as follows:

Section 1. Guaranty. Guarantor unconditionally, absolutely and irrevocably guarantees the punctual and complete payment and performance when due to Lessor of all Monetary Obligations, including, without limitation, Rental, taxes, insurance premiums, impounds, reimbursements, late charges, default interest, damages, indemnity obligations and all other amounts, costs, fees, expenses and charges of any kind or type whatsoever, which may or at any time be due to Lessor under or pursuant to the documents listed on Schedule I attached hereto (collectively, the “Documents”). Guarantor also unconditionally guarantees the truthfulness and accuracy of all representations, warranties and certifications of Lessee, the satisfaction of all conditions by Lessee and the full and timely performance of all obligations to be performed by Lessee, under or pursuant to the Documents (the matters which are guaranteed pursuant to this Section are hereinafter collectively referred to as the “Obligations”). The obligations of Guarantor under this Guaranty are primary, joint and several and independent of the obligations of Lessee and any and every other guarantor of the Obligations, and a separate action or actions may be brought and executed against Guarantor or any other such guarantor, whether or not such action is brought against Lessee or any other such guarantor and whether or not Lessee or any other such guarantor be joined in such action or actions.

Section 2. Waivers. This is an absolute and unconditional guaranty of payment and performance and not of collection and Guarantor unconditionally (a) waives any requirement that Lessor first make demand upon, or seek to enforce or exhaust remedies against, Lessee or any other Person (including any other guarantor) or any of the collateral or property of Lessee or such other Person before demanding payment from, or seeking to enforce this Guaranty against, Guarantor; (b) subordinates all rights of subrogation, all rights of indemnity and any other rights to collect reimbursement from Lessee to the rights of Lessor to collect in full the Obligations; (c) waives any right to participate in any security now or hereafter held by Lessor or in any claim or remedy of Lessor or any other Person against Lessee with respect to the Obligations; (d) waives diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of execution of any Documents, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of defaults under any of the Documents and all other notices whatsoever; (e) waives and agrees not to assert (except as prohibited by applicable law) any and all rights, benefits and defenses which might otherwise be available under the provisions of any laws, statutes or which may conflict with the terms of this Guaranty or might operate, contrary to Guarantor’s agreements in this Guaranty, to limit Guarantor’s liability under, or the enforcement of, this Guaranty, except, in each case, full payment of all sums payable under the Lease; (f) covenants that this Guaranty will not be discharged until all of the Obligations are fully satisfied; and (g) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Documents, or any limitation of the liability of Lessee or Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

Section 3. Continuing Guaranty. This Guaranty is a continuing guaranty, and the obligations, undertakings and conditions to be performed or observed by Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of the following with respect to the Documents, all without notice to, or the further consent of, Guarantor: (a) the waiver by Lessor of the observance or performance by Lessee or Guarantor of any of the obligations, undertakings, conditions or other provisions contained in any of the Documents, except to the extent of such waiver; (b) the extension, in whole or in part, of the time for payment of any amount owing or payable under the Documents; (c) the modification or amendment (whether material or otherwise) of any of the obligations of Lessee under, or any other provisions of, any of the Documents, except to the extent of such modification or amendment; (d) the taking or the omission of any of the actions referred to in any of the Documents (including, without limitation, the giving of any consent referred to therein); (e) any failure, omission, delay or lack on the part of Lessor to enforce, assert or exercise any provision of the Documents, including any right, power or remedy conferred on Lessor in any of the Documents or any action on the part of Lessor granting indulgence or extension in any form; (f) the assignment to or assumption by any third party of any or all of the rights or obligations of Lessee under all or any of the Documents; (g) the release or discharge of Lessee from the performance or observance of any obligation, undertaking or condition to be performed by Lessee under any of the Documents by operation of law, including any rejection or disaffirmance of any of the Documents in any bankruptcy or similar proceedings; (h) the receipt and acceptance by Lessor or any other Person of notes, checks or other instruments for the payment of money and extensions and renewals thereof; (i) any action, inaction or election of remedies by Lessor which results in any impairment or destruction of any subrogation rights of Guarantor, or any rights of Guarantor to proceed against any other Person for reimbursement; (j) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the Commonwealth of Pennsylvania, the states in which the Properties are located or any other jurisdiction; and (k) the renewal of any of the Obligations. Notwithstanding the foregoing or anything contained in this Guaranty to the contrary, Guarantor shall have the right to assert all claims and defenses hereunder and under the Lease to the extent that Lessee is permitted such claim or defense, with respect to the Lease, by applicable law. In addition to the foregoing, Guarantor represents and warrants to Lessor that (i) it is the borrower on all corporate debt with respect to Lessee and Lessee Entities.

Section 4. Representations and Warranties. Guarantor represents and warrants to Lessor that: (a) neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, Guarantor’s articles of incorporation, bylaws, or any standing resolution of its board of directors or, to Guarantor’s knowledge, any agreement to which Guarantor is a party, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor, which conflict, breach, default, lien, charge or encumbrance could result in a material adverse change in the financial condition of Guarantor; (b) no further consents, approvals or authorizations are required for the execution and delivery of this Guaranty by Guarantor or for Guarantor’s compliance with the terms and provisions of this Guaranty other than those which have been duly obtained by Guarantor and are in full force and effect; (c) this Guaranty is the legal, valid and binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and subject to general principles of equity; (d) Guarantor has the full power, authority, capacity and legal right to execute and deliver this Guaranty, and the parties executing this Guaranty on behalf of Guarantor are fully authorized and directed to execute the same to bind Guarantor; (e) Guarantor is not, and if Guarantor is a “disregarded entity,” any owner of the disregarded entity is not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States person,” as those terms are defined in the U.S. Internal Revenue Code and the regulations promulgated thereunder; (f) Guarantor is not a party with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation or Executive Order of the President of the United States; (g) all financial statements and other information relating to Guarantor heretofore delivered to Lessor are true, correct and complete in all material respects as of the date they were furnished to Lessor, and to the extent not filed with the Securities and Exchange Commission and publicly available on EDGAR, Guarantor will furnish Lessor, within forty five (45) days after the end of each fiscal quarter of Guarantor and within one hundred twenty (120) days after the end of each fiscal year of Guarantor, complete financial statements of Guarantor, including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended (in addition to any reporting requirements of Guarantor set forth in the Lease); (h) during the term of this Guaranty, Guarantor will not transfer or dispose of all or substantially all of Guarantor’s assets except (1) in the ordinary course of business for fair consideration in arm’s length transactions, (2) to the extent that such transfer or disposition does not reasonably impair Guarantor’s ability to satisfy the Obligations or (3) as permitted pursuant to Section 13.03 or 13.05 of the Lease; and (i) the Documents are conclusively presumed to have been signed in reliance on this Guaranty, and the assumption by Guarantor of Guarantor’s obligations under this Guaranty results in direct financial benefit to Guarantor. Guarantor understands that Lessor is relying on the representations and warranties of Guarantor, and Guarantor represents that such reliance is reasonable.

Section 5. Notice of Guaranty. This Guaranty shall commence upon execution and delivery of the Lease and shall continue in full force and effect until all of the Obligations are paid and performed in full and are not subject to any right of extension by Lessee; provided, however, in the event the Lease is assigned as permitted under the Lease, and in connection therewith if required, Lessor receives a replacement Guaranty that is acceptable to Lessor in its reasonable discretion, then Guarantor’s liability shall be limited to the obligations of Lessee accruing prior to the assignment and effective date of the replacement guaranty. The Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Lessee to Lessor are no longer subject to any right on the part of any Person whomsoever, including but not limited to Lessee, Lessee as a debtor-in-possession and/or any trustee in bankruptcy, to disgorge such payments or seek to recoup the amount of such payments or any part thereof. This Guaranty shall remain in full force and effect and continue to be effective upon an Insolvency Event. This Guaranty shall continue to be effective or be reinstated, as applicable, if at any time payment and performance of the Obligations, or any part thereof, are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lessor, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid to Lessor and not so rescinded, reduced, restored or returned.

Section 6. Reserved.

Section 7. Attorneys’ Fees and Costs. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay (a) all of Lessor’s Costs, and (b) interest (including postpetition interest to the extent a petition is filed by or against Lessee under the Bankruptcy Code) at the Default Rate on any Obligations not paid when due, subject to applicable notice and cure provisions. Guarantor hereby agrees to indemnify and hold harmless Lessor for, from and against all Losses suffered or occasioned by the failure of Lessee to satisfy its obligations under the Documents. The agreement to indemnify Lessor contained in this Section shall be enforceable notwithstanding the invalidity or unenforceability of the Documents or any of them or the invalidity or unenforceability of any other paragraph contained in this Guaranty. All moneys available to Lessor for application in payment or reduction of the liabilities of Lessee under the Documents may be applied by Lessor to the payment or reduction of such liabilities of Lessee, in such manner, in such amounts and at such time or times as Lessor may elect.

Section 8. Notice. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Guaranty (collectively called “Notices”) shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) electronic mail message, and shall be deemed to have been delivered upon (i) receipt, if hand delivered, (ii) the next Business Day, if delivered by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by electronic mail. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to Guarantor:	Societal CDMO, Inc. 1300 Gould Drive Gainesville, GA 30504 Attention: Chief Financial Officer Email: ryan.lake@societalcdmo.com
With a copy to:	Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103 Attention: Matthew J. Swett, Esq. Email: matthew.swett@troutman.com
If to Lessor:	Tenet Equity Funding SPE Gainesville, LLC 7332 E. Butherus Dr., Suite 100 Scottsdale, Arizona 85260 Attention: General Counsel Email: legalnotice@tenetequity.com
With a copy to:	Nixon Peabody One California Plaza 300 S Grand Ave #4100 Los Angeles, CA 90071 Attention: Justin X. Thompson E-mail: jthompson@nixonpeabody.com or to such other address or such other Person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

Section 9. Governing Law. This Guaranty is delivered in the State of Georgia, and it is the intent of Guarantor and Lessor that this Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Georgia, without regard to its principles of conflicts of law. For purposes of any action or proceeding involving this Guaranty, Guarantor submits to the jurisdiction of all federal and state courts located in the State of Georgia and consents that Guarantor may be served with any process or paper by registered mail or by personal service within or without the State of Georgia in accordance with applicable law. Guarantor waives and agrees not to assert in any such action, suit or proceeding that Guarantor is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. Nothing contained in this Section shall limit or restrict the right of Lessor to commence any proceeding in the federal or state courts located in the states in which the Properties are located and/or where Guarantor maintains Guarantor’s residence or chief executive office to the extent Lessor deems such proceeding necessary or advisable to exercise remedies available under the Documents.

Section 10. Acknowledgement of Lease. Guarantor shall not challenge the validity, enforceability or characterization of the Transaction, and Guarantor shall support the intent of Guarantor, Lessee and Lessor that the Lease does not create a joint venture, partnership, equitable mortgage, trust, trust agreement, security interest or the like. Guarantor acknowledges that Lessor did not prepare or assist in the preparation of any of the projected financial figures used by Lessee in analyzing the economic viability and feasibility of the Transaction.

Section 11. Independent Rights. All of Lessor’s rights and remedies under the Documents and this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy is intended to be in exclusion of or a waiver of any of the others.

Section 12. Assignment. Guarantor acknowledges and agrees that (a) Lessor may collaterally assign all of its right, title and interest under the Lease and this Guaranty to a lender; and (b) upon the exercise of any lender’s remedies set forth in related loan documents, all of the rights, powers and privileges of Lessor shall be deemed the rights, powers and privileges of such lender and such lender shall be entitled to exercise all of the rights and remedies of “Lessor” under this Guaranty, the Lease and such loan documents; provided, however, in no event shall any such collateral assignment or the exercise of any of any lender’s rights under the related loan documents modify, amend or otherwise affect any rights or obligations of Lessee pursuant to the Lease or Guarantor pursuant to this Guaranty. Guarantor hereby consents to, and no further consent by Guarantor shall be required for, any further assignment of rights of Lessor hereunder or in connection with any transfer by Lessor. All notices, certificates, reports or other information required to be delivered to Lessor under this Guaranty shall be delivered simultaneously to such lender, provided that Lessor provides Guarantor with advance written notice and the address of such lender. Guarantor intends that such lender shall be an intended third party beneficiary of this Guaranty but without any corresponding responsibility, liability or obligation to Guarantor.

Section 13. Inurment. Except as otherwise expressly provided in Section 12 above, this Guaranty is solely for the benefit of Lessor, its successors and assigns and is not intended to nor shall it be deemed to be for the benefit of any third party, including, without limitation, Lessee. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including, a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Lessor hereunder, inure to the benefit of Lessor, all future holders of any instrument evidencing any of the Obligations and its successor and assigns. No sales, participations, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Lessor or its successors and assigns hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

Section 14. No Liability for Constituent Person. Notwithstanding anything to the contrary contained herein, no present or future Constituent Person (as defined below) in Guarantor, nor any present or future, direct or indirect, shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in Guarantor or of or in any person or entity that is or becomes a Constituent Member in Guarantor, shall have any personal liability, directly or indirectly, under or in connection with this Guaranty, or any amendment or amendments to any of the foregoing made at any time or times hereafter, and Lessor on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. For purposes hereof, “Constituent Person” means any direct member, partner or shareholder in Guarantor and any individual, corporation, partnership, limited liability company, joint venture, estate, trust, or unincorporated association, that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities is a member, partner or shareholder in Guarantor or owns an interest in Guarantor.

Section 15. Severability. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. Guarantor agrees to take such reasonable action and to sign such other reasonable documents as may be reasonably required to carry out the intent of this Guaranty. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original.

Section 16. WAIVER OF JURY TRIAL. LESSOR, BY ACCEPTING THIS GUARANTY, AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY LESSOR OR GUARANTOR AGAINST ANY PARTY OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF LESSOR, LESSEE AND/OR GUARANTOR, LESSEE’S USE OR OCCUPANCY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY LESSOR AND GUARANTOR OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR LESSOR ACCEPTING THIS GUARANTY. FURTHERMORE, LESSOR, BY ACCEPTING THIS GUARANTY, AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY OR ANY OF THE OTHER PARTY’S AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY LESSOR AND GUARANTOR OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

Section 17. Final Agreement. This Guaranty represents the final agreement between Lessor and Guarantor and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. Guarantor covenants and agrees that there are no unwritten oral agreements between Lessor and Guarantor and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty. Neither this Guaranty nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such agreement.

Section 18. Securitizations; Other. As a material inducement to Lessor’s willingness to complete the Transaction contemplated by the Lease and the other Transaction Documents, Guarantor hereby acknowledges and agrees that Lessor may, from time to time and at any time (a) advertise, issue press releases, send direct mail or otherwise disclose information regarding the Transaction for marketing purposes all subject to receipt of Guarantor’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and (b) (i) act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (ii) permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in the Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (i) and (ii) in this paragraph, whether proposed or completed, are referred to in the Lease as a “Securitization”). At no additional expense to Guarantor, Guarantor shall cooperate fully with Lessor and any Affected Party with respect to all reasonable requests and due diligence procedures and to use reasonable efforts to facilitate such Securitization.

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IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty effective as of the date set forth in the introductory paragraph of this Guaranty.

GUARANTOR:

SOCIETAL CDMO, INC.,

a Pennsylvania corporation

By: _____________________

Name: ____________________

Title: ____________________

ACCEPTED BY:

Tenet Equity Funding SPE Gainesville, LLC,

a Delaware limited liability company

By: _____________________

Printed Name: Michael J. Zieg

Title: Chief Operating Officer

SCHEDULE I

DOCUMENTS

1.
Lease
2.
Any other document, agreement, instrument or certificate contemplated by the Lease now or hereafter entered into between Lessor and Lessee, or any other documents, agreements, instruments or certificates now or hereafter entered into between Lessor and Lessee with respect to the Lease.
3.
Any amendment of the foregoing documents, agreements, instruments or certificates now or hereafter entered into between Lessor and Lessee.

SCHEDULE 8.03

SUPPLEMENTAL FINANCIAL INFORMATION

Lessee shall deliver the following information in connection with delivery of the corporate financial statements required in Section 8.03 of this Lease.

SUPPLEMENTAL FINANCIAL INFORMATION – CORPORATE

Corporate Financial Reporting

Company Name:

For the Qtr or FYE ending

# of months represented

Total Company Net Revenue

Total number of revenue generating locations included in Total

Company Net Revenue figure above

Corporate EBITDAR Calculation:

Total Company Net Income

Plus: Interest Expense

Plus: Taxes

Plus: Depreciation & Amortization

Plus: Operating Lease Expense

Plus: Any non-recurring expenses (please clarify below)

Plus: Any other non-cash expenses (please clarify below)

EBITDAR

Items required to be broken out of Balance Sheet:

Current Portion of Long-Term Debt

Current Portion of any Capital Leases

Senior Third-Party Debt Balances

Subordinate/Related Party Debt Balances

Explanations of non-recurring and non-cash items:

SUPPLEMENTAL FINANCIAL INFORMATION – UNIT

Unit-Level Financial Reporting

Company’s Unit Identifier

For the Qtr or FYE ending

# of months represented

Unit-Level pre-corporate overhead

EBITDAR Calculation:

Total unit Revenues

Unit-Level Net Income

Plus: Interest Expense

Plus: Taxes

Plus: Depreciation & Amortization

Plus: Property Rent Expense (base rent + any % rent)

Plus: Any corporate overhead allocations to the unit

Plus: Any non-recurring expenses (please clarify below)

Plus: Any other non-cash expenses (please clarify below)

EBITDAR

Items required to be broken out on unit-level

profit and loss statement:

Cost Goods Sold

Unit Labor Expenses

Explanations of non-recurring and non-cash items: